As filed with the Securities and Exchange Commission on January 17, 2013

Registration No. 333-185671

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Key Energy Services, Inc.*

(Exact name of registrant as specified in its charter)

Maryland	1389	04-2648081
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberly R. Frye

General Counsel

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Telle

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 221-1327

Facsimile: (713) 221-2113

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following are additional registrants that may guarantee the notes registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Key Energy Services, LLC	Texas	20-8125567
Key Energy Services (Mexico), LLC	Delaware	20-4592429
Misr Key Energy Investments, LLC	Delaware	99-0374528
Misr Key Energy Services, LLC	Delaware	42-1537527
Key Energy Mexico, LLC	Delaware	26-2954871

(1)	The address, including zip code, and telephone number, including area code, of each of the additional registrant guarantor’s principal executive offices is c/o Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Telephone: (713) 651-4300. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrant guarantors is Kimberly R. Frye, Senior Vice President and General Counsel of Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, (713) 651-4300.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 17, 2013

Preliminary Prospectus

$200,000,000

Key Energy Services, Inc.

Offer to Exchange

6.750% senior notes due 2021

which have been registered under

the Securities Act of 1933

for

all outstanding unregistered

6.750% senior notes due 2021

issued on March 8, 2012

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange registered 6.750% senior notes due 2021 (the “exchange notes”) for any and all of our $200 million aggregate principal amount of unregistered 6.750% senior notes due 2021 that were issued in a private placement on March 8, 2012 (the “private notes”). The exchange notes are substantially identical to the private notes, except the exchange notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the private notes will not apply to the exchange notes. The exchange notes will represent the same debt as the private notes and we will issue the exchange notes under the same indenture under which the private notes were issued.

The private notes represented a further issuance of our 6.750% senior notes due 2021 that were originally issued in an aggregate principal amount of $475 million on March 4, 2011 (the “existing notes”) in an offering registered under the Securities Act, and the private notes and existing notes are treated as a single class under the indenture (as defined herein). We refer to the private notes, the exchange notes and the existing notes collectively in this prospectus as the “notes.” We refer to this exchange as the “exchange offer.” The exchange notes will be substantially identical to, and are expected to bear the same CUSIP and ISIN number as, the existing notes, but will bear different CUSIP and ISIN numbers from any unexchanged private notes.

The private notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 492914 AT3, and the private notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U4913U AE8.

Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless we extend it.

•	The exchange offer is subject to customary conditions, which we may waive.

•

We will exchange all private notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes. All interest due and payable on the private notes will become due on the same terms under the exchange notes.

•	You may withdraw your tender of private notes at any time prior to the expiration of the exchange offer.

•	If you fail to tender your private notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.

•

We believe that the exchange of private notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

Investing in the exchange notes involves risks. See “Risk Factors,” beginning on page 9, for a discussion of certain factors that you should consider before deciding to exchange private notes for exchange notes pursuant to this exchange offer.

Each broker-dealer that receives the exchange notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for private notes where such private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Until             , 2013 all dealers that effect transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions. We have agreed that, until             , 2013, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, IN THE ACCOMPANYING LETTER OF TRANSMITTAL OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE PRIVATE NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information about the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” certain information that we file with the SEC (File No. 001-08038), which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference in this prospectus the information contained in the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding information deemed to be furnished and not filed with the SEC) until the termination of the exchange offer:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	The portion of our Definitive Proxy Statement filed on April 11, 2012 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•

Our Current Reports on Form 8-K filed on January 20, 2012, February 17, 2012, February 27, 2012, March 6, 2012, March 9, 2012, April 27, 2012, May 23, 2012, June 1, 2012, July 20, 2012 and December 21, 2012.

We are also incorporating by reference all additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the effectiveness of the registration statement of which this prospectus forms a part.

You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Investor Relations

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, TX 77010

(713) 651-4300

You should rely only on the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

You will not be charged for any of these documents that you request. In order to ensure timely delivery of the documents, any request should be made at least five days prior to the expiration date.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to statements of historical fact, this prospectus and the documents incorporated herein and therein by reference contain forward-looking statements. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These “forward-looking statements” are based on our current expectations, estimates and projections about Key Energy Services, Inc. and its wholly owned and controlled subsidiaries, our industry and management’s beliefs and assumptions concerning future events and financial trends affecting our financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “predicts,” “expects,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the risks outlined in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this prospectus.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report except as required by law. All of our written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about Key Energy Services, Inc., the exchange offer and the exchange notes. This summary is not complete and does not contain all of the information that is important to you. To understand the exchange offer fully and for a more complete description of the legal terms of the exchange notes, you should carefully read this entire prospectus, the accompanying letter of transmittal and the documents incorporated herein by reference, especially the risks of investing in the exchange notes discussed under “Risk Factors.” In this prospectus, other than in “Description of the Exchange Notes” and unless the context requires otherwise, “Key,” “we,” “us,” “our” and “ours” refer to Key Energy Services, Inc., a Maryland corporation, together with its subsidiaries and other entities through which it conducts its business.

Key Energy Services, Inc.

We are a leading worldwide provider of contract drilling and drilling related services. Our principal executive offices are located at 1301 McKinney Street, Suite 1800, Houston, Texas 77010, and our telephone number at that location is (713) 651-4300.

Summary of the Exchange Offer

The Exchange Offer	We are offering to exchange

•	$2,000 principal amount (and integral multiples of $1,000 in excess thereof) of our 6.750% senior notes due 2021 registered under the Securities Act, which we refer to as exchange notes,

for

•

each $2,000 principal amount (and integral multiples of $1,000 in excess thereof) of our unregistered 6.750% senior notes due 2021 issued on March 8, 2012 in a private offering (CUSIP Numbers 492914 AT3, U4913U AE8), which we refer to as private notes.

As of the date of this prospectus, there is $200,000,000 aggregate principal amount of private notes outstanding. See “The Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we extend the expiration date. In that case, the phrase “expiration date” will mean the latest date and time to which we extend the exchange offer. We will issue exchange notes on the expiration date or promptly after that date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions which include, among other things, the absence of any applicable law or any applicable interpretation of the staff of the SEC, which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of private notes being submitted for exchange. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Participating in the Exchange Offer	If you wish to participate in the exchange offer, you must complete, sign and date an original or faxed letter of transmittal in accordance with the instructions contained in the letter of transmittal accompanying this prospectus or, for private notes tendered electronically, an agent’s message from The Depository Trust Company, or DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer. Then you must mail, fax or deliver the completed letter of transmittal, together with the private notes you wish to exchange and any other required documentation to The Bank of New York Mellon Trust Company, N.A., which is acting as exchange agent, for receipt prior to 5:00 p.m., New York City time, on the expiration date. By signing the letter of transmittal, you will represent to and agree with us that,

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate in a distribution of the exchange notes; and

•

you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of Key Energy Services, Inc., or a broker-dealer tendering the private notes acquired directly from Key Energy Services, Inc. for its own account.

If you are a broker-dealer who will receive exchange notes for your own account in exchange for private notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

Resale of Exchange Notes	We believe that you may offer for resale, resell and transfer your exchange notes without registering them under the Securities Act and delivering a prospectus, if you can make the same three representations that appear above under the heading “Procedures for Participating in the Exchange Offer.” Our belief is based on interpretations of the SEC staff for other exchange offers that the SEC staff expressed in some of the SEC’s no-action letters to other issuers in exchange offers like ours.

We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

If you are a broker-dealer that has received exchange notes for your own account in exchange for private notes that were acquired as a result of market-making or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. We have agreed that for a period of up to 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

Special Procedures for Beneficial Owners	If your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such private notes, you should contact your intermediary promptly and instruct it to surrender your private notes on your behalf.

If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your private notes, either arrange to have your private notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

Guaranteed Delivery Procedures	If you wish to tender your private notes and you cannot do so before the expiration date deadline, or you cannot deliver your private notes, the letter of transmittal or any other documentation on time, then you must surrender your private notes according to the guaranteed delivery procedures appearing below under “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of Private Notes and Delivery of Exchange Notes	We will accept for exchange any and all private notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date, if you comply with the procedures of the exchange offer. The exchange notes will be delivered promptly after the expiration date.

Withdrawal Rights	You may withdraw the surrender of your private notes at any time prior to 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in “The Exchange Offer—Withdrawal of Tenders.”

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchange.

Certain Federal Income Tax Considerations	The exchange of private notes for exchange notes should not be a taxable transaction for United States federal income tax purposes. You should not have to pay federal income tax as a result of your participation in the exchange offer. See “Certain United States Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under the indenture governing the notes. The address, telephone number and facsimile number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Failure to Exchange Private Notes Will Adversely Affect You	If you are eligible to participate in this exchange offer and you do not tender your private notes as described in this prospectus, you will not have any further registration or exchange rights. In that event, your private notes will continue to accrue interest until maturity in accordance with the terms of the private notes but will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered exchange notes, your private notes are likely to be a much less liquid security than before.

The Exchange Notes

The exchange notes have the same financial terms and covenants as the private notes. The exchange notes will evidence the same debt as the outstanding private notes which they replace, and the same indenture will govern the exchange notes and the private notes. In this prospectus we refer to the private notes, the exchange notes and the existing notes that were previously registered under the Securities Act together as the “notes.” The brief summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Key Energy Services, Inc.

Notes Offered	$200,000,000 in aggregate principal amount of 6.750% senior notes due 2021.

Maturity Date	March 1, 2021.

Interest Payment Dates	March 1 and September 1 of each year, with the next interest payment date being March 1, 2013.

Ranking	The exchange notes will be our senior unsecured obligations. Accordingly, they will rank:

•

effectively subordinate to all of our existing and future secured indebtedness, including indebtedness under our senior secured revolving credit facility, to the extent of the collateral securing such indebtedness;

•	effectively subordinate to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us);

•	equal in right of payment to all of our existing and future senior indebtedness; and

•	senior in right of payment to any future subordinated indebtedness.

As of September 30, 2012, our total consolidated indebtedness was $904.0 million, of which (i) $220.0 million was secured indebtedness of Key outstanding under our senior secured revolving credit facility, (ii) $3.6 million was our 8.375% senior notes due 2014, (iii) $675.0 million was the notes and (iv) $0.7 million was capital lease obligations of the subsidiary guarantors. See “Description of the Exchange Notes—The Guarantees.”

Subsidiary Guarantees	The exchange notes will be jointly and severally guaranteed on a senior unsecured basis by certain of our existing and future domestic subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee will rank:

•	effectively subordinate to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantee of indebtedness under our senior secured revolving credit facility, to the extent of the collateral securing such indebtedness;

•	equal in right of payment to all existing and future senior indebtedness of the guarantor subsidiary; and

•	senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary.

Not all of our subsidiaries will guarantee the exchange notes. As of September 30, 2012:

•	the notes guarantor subsidiaries would have had $0.7 million of outstanding indebtedness, excluding their guarantees under our senior secured revolving credit facility and the notes; and

•

our non-guarantor subsidiaries would have had assets representing approximately 8.2% of our consolidated assets as of such date and revenue representing approximately 7.9% of our consolidated revenues for the last nine months.

Optional Redemption	At any time prior to March 1, 2014, we may, at our option, redeem up to 35% of the original principal amount of the notes with the proceeds of certain equity offerings at the redemption prices set forth under “Description of the Exchange Notes—Optional Redemption.”

At any time prior to March 1, 2016, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount of the notes plus a “make whole” premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after March 1, 2016, we may redeem some or all of the notes at the redemption prices set forth under “Description of the Exchange Notes—Optional Redemption.”

Certain Covenants	The existing notes were issued under that certain indenture, dated March 4, 2011, among us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “base indenture”), as supplemented by a first supplemental indenture, dated March 4, 2011 (the “supplemental indenture”). The private notes were, and the exchange notes will be, issued under the base indenture, as supplemented by the supplemental indenture, as amended, among us, the subsidiary guarantors party thereto and the trustee (the “amended supplemental indenture,” and together with the base indenture and the supplemental indenture, the “indenture”). The indenture limits, among other things, our ability and the ability of any of our current and future restricted subsidiaries to:

•	incur additional indebtedness and issue preferred equity interests;

•	pay dividends or make other distributions or repurchase or redeem equity interests;

•	make loans and investments;

•	enter into sale and leaseback transactions;

•	sell, transfer or otherwise convey assets;

•	create liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting subsidiaries’ ability to pay dividends;

•	designate future subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of the applicable entities’ assets.

These covenants are subject to a number of important exceptions, limitations and qualifications. For more details, see “Description of the Exchange Notes—Certain Covenants.”

Book-Entry Form	The exchange notes will be issued in book-entry form and will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, or DTC. Beneficial interests in the exchange notes will be evidenced by, and transfers will be effected only through, records maintained by DTC participants.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes.

Form and Denomination	The exchange notes will be represented by one or more global notes deposited with, or on behalf of the DTC or its nominee. Exchange notes will be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Before investing in the exchange notes, you should carefully consider all of the information included or incorporated by reference in this prospectus, including the discussion in the section entitled “Risk Factors,” beginning on page 9, for an explanation of certain risks relating to our business and an investment in the exchange notes.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratios of earnings to fixed charges on a consolidated basis for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009		2008	2007
Ratio of earnings to fixed charges(1)(2)	4.0x	4.0x	4.6x	0.2x	(2.7	)x	3.9x	5.6x

(1)	For this ratio, “earnings” means the sum of income from continuing operations before taxes, excluding income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and pre-tax losses of equity investees for which charges from guarantees are included in fixed charges, less capitalized interest and noncontrolling interest in the pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” means interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor. Interest expense resulting from our January 1, 2007 adoption of FASB ASC 740 is included in the fixed charges used to calculate our ratio of earnings to fixed charges.
(2)	Earnings were inadequate to cover fixed charges by $40.2 million and $165.7 million for the years ended December 31, 2010 and 2009, respectively.

RISK FACTORS

An investment in the exchange notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, including the financial statements and related notes incorporated by reference into this prospectus, before deciding to exchange your private notes for exchange notes pursuant to this exchange offer. Certain risks related to us and our business are contained in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus (and in any of our Annual or Quarterly Reports for a subsequent year or quarter that we file with the SEC and that are so incorporated). See the section titled “Where You Can Find More Information” for information about how to obtain a copy of these documents. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of these risks actually occurs, our business, financial condition and results of operations, cash flow and prospects could be materially affected. In that case, the value of the notes could decline substantially.

Risk Factors Related to Our Business

For a discussion of the risks and uncertainties related to our business, please read “Risk Factors” in Item 1A of our Annual Report on Form 10-K filed with the SEC on February 29, 2012, which is incorporated by reference into this prospectus.

Risks Related to the Exchange Offer

If you wish to tender your private notes for exchange, you must comply with the requirements described in this prospectus.

You will receive exchange notes in exchange for private notes only after the exchange agent receives such private notes, a properly completed and duly executed letter of transmittal and all other required documentation within the time limits described below. If you wish to tender your private notes in exchange for exchange notes, you should allow sufficient time for delivery. Neither the exchange agent nor Key has any duty to give you notice of defects or irregularities with respect to tenders of private notes for exchange. Private notes that are not tendered or are tendered but not accepted will, following consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer relating to the private notes.

In addition, if you tender your private notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds private notes acquired for its own account as a result of market-making or other trading activities and who receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes.

If you do not exchange your private notes, you may have difficulty transferring them at a later time.

We will issue exchange notes in exchange for the private notes after the exchange agent receives your private notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your notes for exchange. Notes that are not exchanged will remain subject to restrictions on transfer and will not have rights to registration.

If you do not participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds private notes for its own account due to market-

making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any private notes are not tendered in the exchange or are tendered but not accepted, the trading market for such notes could be negatively affected due to the limited amount of notes expected to remain outstanding following the completion of the exchange offer.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions of the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes. You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the exchange notes.

Holders of the private notes who do not tender their private notes will have no further rights under the registration rights agreement, including registration rights and the right to receive additional interest.

Holders who do not tender their private notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on our indebtedness, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and natural gas industry, general economic and financial conditions, competition in the markets where we operate, the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control. This risk could be exacerbated by any economic downturn or instability in the U.S. and global credit markets.

We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying acquisitions or capital investments, such as remanufacturing our rigs and related equipment; or

•	seeking to raise additional capital.

We may not be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, and implementing any such alternative financing plans may not allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and future prospects for growth.

In addition, a downgrade in our credit rating would make it more difficult for us to raise additional debt financing in the future. However, such a credit downgrade would not have an effect on our currently outstanding senior debt under the indentures governing our 8.375% senior notes due 2014 or the notes or our senior secured revolving credit facility.

The amount of our debt and the covenants in the agreements governing our debt could negatively impact our financial condition, results of operations and business prospects.

Our level of indebtedness, and the covenants contained in the agreements governing our debt, including the indenture governing the notes, could have important consequences for our operations, including:

•	making it more difficult for us to satisfy our obligations under our indebtedness and increasing the risk that we may default on our debt obligations;

•

requiring us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting management’s flexibility in operating our business;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	diminishing our ability to withstand successfully a downturn in our business or the economy generally;

•	placing us at a competitive disadvantage against less leveraged competitors; and

•	making us vulnerable to increases in interest rates to the extent our indebtedness bears interest at variable rates.

We may be required to repay all or a portion of our debt on an accelerated basis in certain circumstances. If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the consequent acceleration of our obligation to repay outstanding debt. Our ability to comply with debt covenants and other restrictions may be affected by events beyond our control, including general economic and financial conditions.

In particular, under the terms of our indebtedness, we must comply with certain financial ratios and satisfy certain financial condition tests, several of which become more restrictive over time and could require us to take action to reduce our debt or take some other action in order to comply with them. Our ability to satisfy required financial ratios and tests can be affected by events beyond our control, including prevailing economic, financial and industry conditions, and we cannot assure you that we will continue to meet those ratios and tests in the future. A breach of any of these covenants, ratios or tests could result in a default under our indebtedness. If we default, our senior secured revolving credit facility lenders will no longer be obligated to extend credit to us and they, as well as the trustee for our 8.375% senior notes due 2014 and the notes, could elect to declare all amounts outstanding under our senior secured revolving credit facility or indentures, as applicable, together with accrued interest, to be immediately due and payable. The results of such actions would have a significant negative impact on our results of operations, financial position and cash flows.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our senior secured revolving credit facility bear interest at variable rates, exposing us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, any indebtedness of our subsidiaries, foreign currency controls and other applicable laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of the notes, or to repurchase the notes upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

The exchange notes and the guarantees will be unsecured and effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness.

The exchange notes and the guarantees will be general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of each subsidiary guarantor, respectively, including obligations under our senior secured revolving credit facility, to the extent of the value of the collateral securing the debt. As of September 30, 2012, our total consolidated indebtedness was $904.0 million, of which (i) $220.0 million was secured indebtedness of Key outstanding under our senior secured revolving credit facility, (ii) $3.6 million was our 8.375% senior notes due 2014, (iii) $675.0 million was the notes and (iv) $0.7 million was capital lease obligations of the subsidiary guarantors. As of September 30, 2012, there was $271.0 million of borrowing capacity available for future secured borrowing under our senior secured revolving credit facility. The indenture governing the notes limits but does not prohibit us and the subsidiary guarantors from incurring additional secured debt in the future.

If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or that subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors and the holders of our secured debt to the extent that such debt is not satisfied with the proceeds of the collateral therefor, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, there may not be sufficient assets available to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

The exchange notes will be effectively subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

Certain of our subsidiaries are not guarantors of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our non-guarantor subsidiaries, and your consequent right to participate in those assets, is subject to the claims of such subsidiary’s creditors and holders of any such subsidiary’s preferred equity interests. Accordingly, the exchange notes will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries. As of September 30, 2012, our non-guarantor subsidiaries had $31.8 million of liabilities (including trade payables but excluding intercompany payables).

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations. The terms of our indenture do not prohibit us or our subsidiaries from doing so. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. Increased leverage could, for example:

•

make it more difficult for us to satisfy our obligations under our indebtedness; if we fail to comply with the requirements of our indebtedness, that failure could result in an event of default of such indebtedness;

•

require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other business activities;

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	diminish our ability to successfully withstand a downturn in our business or the economy generally; and

•	place us at a competitive disadvantage against less leveraged competitors.

If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could increase.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we would be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

•	borrowings under our senior secured revolving credit facility or other sources;

•	sales of assets; or

•	sales of equity.

Sufficient funds may not be available at the time of any change of control to repurchase your notes. In addition, our senior secured revolving credit facility prohibits such repurchases. Moreover, a “change of control” (as defined in the indenture for the notes) is an event of default under our senior secured revolving credit facility that would permit the lenders to accelerate the debt outstanding under such facility. Finally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor, if among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us or our subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by either Standard & Poor’s or Moody’s and no default or event of default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by either Standard & Poor’s or Moody’s and no default or event of default has occurred and is continuing. These covenants will not be restored if the notes are later rated below investment grade. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of the Exchange Notes—Certain Covenants.”

An active trading market for the notes may not continue.

While the exchange notes will have the same CUSIP number as the existing notes, we cannot assure you that a liquid market for the exchange notes will be maintained. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that a market for the notes will exist and will be free from similar disruptions. Any such disruption may adversely affect the holders of the notes. The lack of an active trading market for the notes may adversely affect the liquidity and trading prices for the notes. Thus, you may not be able to liquidate your investment rapidly, and your lenders may not readily accept the notes as collateral for loans.

Future trading prices of the notes will depend on many factors, including but not limited to, our operating performance and financial condition and the market for similar securities.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain obligations of Key under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes. In exchange for issuing the exchange notes as contemplated in this exchange offer, we will receive private notes in the same principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the private notes, except as described below under the heading “The Exchange Offer—Terms of the Exchange Offer.” The private notes tendered in exchange for the exchange notes will be retired and cancelled and cannot be re-issued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness.

SUMMARY FINANCIAL AND OPERATING DATA

The following table presents summary financial and operating data as of and for each of the three years ended December 31, 2011, 2010 and 2009 and the nine months ended September 30, 2012 and 2011. The financial and operating data as of and for the three years ended December 31, 2011, 2010 and 2009 (other than balance sheet data for 2009, which was derived from previously filed audited financial statements) was derived from our audited consolidated financial statements included in our Current Report on Form 8-K filed with the SEC on December 21, 2012, which is incorporated by reference herein. On February 17, 2012, we announced our decision to sell our business and operations in Argentina, and on September 14, 2012, we sold our Argentina business. Our unaudited financial statements in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 reclassified and presented the Argentina business as a discontinued operation for the relevant periods presented (including the comparable period of the prior year). Pursuant to applicable rules and regulations of the SEC, we were required to implement the same reclassification of the Argentina business as a discontinued operation for the previously issued annual financial statements incorporated by reference in the Registration Statement of which this prospectus is a part.

The financial and operating data for the nine months ended September 30, 2011 and 2012 was derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, which is incorporated by reference herein. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year period. The historical financial information may not be indicative of our future performance. The following financial data is qualified by reference to and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in such Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the financial statements and related notes incorporated by reference into this prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
Statement of Operations Data:(1)
Revenues	$887,074	$1,062,595	$1,729,211	$1,247,493	$1,493,599
Costs and Expenses
Direct operating expenses	609,807	746,441	1,085,190	795,053	991,292
Depreciation and amortization expense	145,491	133,898	166,946	120,047	156,588
General and administrative expenses	160,220	186,188	223,299	159,861	172,566
Asset retirements and impairments	96,768	—	—	—	—

Operating income (loss)	(125,212)	(3,932)	253,776	172,532	173,153

Loss on early extinguishment of debt	472	—	46,451	46,451	—
Interest expense, net of amounts capitalized	39,241	41,240	40,849	30,003	39,574
Other (income) expense, net	(624)	(2,807)	(8,977)	(9,932)	(3,938)

Income (loss) from continuing operations before income taxes	(164,301)	(42,365)	175,453	106,010	137,517
Income tax (expense) benefit	61,532	17,961	(64,117)	(36,706)	(49,147)

Income (loss) from continuing operations	(102,769)	(24,404)	111,336	69,304	88,370
Income (loss) from discontinued operations, net of tax	(53,907)	94,753	(10,681)	(8,218)	(93,568)

Net income (loss)	$(156,676)	$70,349	$100,655	$61,086	$(5,198)

	Year Ended December 31,				Nine Months Ended September 30,
	2009		2010	2011	2011	2012
Other Financial Data:
Adjusted EBITDA from continuing operations(2)(3)	$117,180		$134,404	$424,453	$298,037	$331,461
Ratio of earnings to fixed charges(4)(5)	(2.7	)x	0.2x	4.6x	4.0x	4.0x
Balance Sheet Data (at period end):
Current assets	$384,132		$414,020	$600,563	$566,631	$628,047
Property and equipment, gross	1,604,523		1,789,571	2,184,810	2,091,566	2,542,744
Property and equipment, net	776,349		920,797	1,197,300	1,130,469	1,443,930
Total assets	1,664,410		1,892,936	2,599,120	2,468,982	2,819,923
Long-term debt and capital leases, net of current maturities	523,949		427,121	773,975	744,309	903,250
Total liabilities and equity	1,664,410		1,892,936	2,599,120	2,468,982	2,819,923
Statement of Cash Flows Data:
Net cash provided by operating activities	$184,837		$129,805	$188,305	$103,002	$265,395
Net cash used in investing activities	(110,636)		(8,631)	(520,090)	(413,742)	(387,732)
Net cash (used in) provided by financing activities	(127,475)		(100,205)	306,084	268,098	128,561
Effect of changes in exchange rates on cash	(2,023)		(1,735)	4,516	5,332	(3,335)
Operating Data:
Rig hours	1,566,555		1,755,295	1,931,509	1,448,929	1,569,715
Trucking hours	1,735,796		2,244,572	2,967,044	2,245,633	2,015,785

(1)	Includes the results of operations for our pressure pumping and wireline businesses, which were sold effective October 1, 2010, as well as our Argentina business, which was sold effective September 14, 2012. These results are reflected in “Income (loss) from discontinued operations, net of tax.”
(2)	In calculating Adjusted EBITDA, we are not giving effect to transaction costs associated with our (i) acquisition of Edge or OFS or (ii) general and administrative restructuring costs.
(3)	Adjusted EBITDA from continuing operations is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation and amortization. In certain periods, Adjusted EBITDA from continuing operations may also add back certain non-recurring items such as asset retirements and impairments, loss on debt extinguishment and certain other gains or losses. Adjusted EBITDA from continuing operations is a non-GAAP measure that is used as a supplemental financial measure by our management and directors and by external users of our financial statements, such as investors, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest on its indebtedness; and

•	our operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.

Adjusted EBITDA from continuing operations has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA from continuing operations excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA from continuing operations as an analytical tool include:

•	Adjusted EBITDA from continuing operations does not reflect our current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements necessary to service, interest or principal payments on our debt;

•	Adjusted EBITDA from continuing operations does not reflect income taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA from continuing operations do not reflect any cash requirements for such replacements;

•	other companies in our industry may calculate Adjusted EBITDA from continuing operations differently than we do, limiting its usefulness as a comparative measure; and

•

Adjusted EBITDA from continuing operations is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in our senior secured revolving credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Below is a reconciliation of income or loss from continuing operations attributable to Key as presented in accordance with GAAP to Adjusted EBITDA from continuing operations (a non-GAAP measure).

	Year Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
	(in thousands)
Income (loss) from continuing operations	$(102,769)	$(24,404)	$111,336	$69,304	$88,370
Income tax expense (benefit)	(61,532)	(17,961)	64,117	36,706	49,147
Loss (income) attributable to noncontrolling interest	(10)	1,761	(437)	332	(2,192)
Interest expense, net of amounts capitalized	39,241	41,240	40,849	30,003	39,574
Interest income	(481)	(130)	(26)	(23)	(26)
Asset retirements and impairments(6)	96,768	—	—	—	—
Depreciation and amortization	145,491	133,898	166,946	120,047	156,588
Loss on early extinguishment of debt(a)	472	—	46,451	46,451	—
Gain on IROC sale(b)	—	—	(4,783)	(4,783)	—

Adjusted EBITDA from continuing operations(c)	$117,180	$134,404	$424,453	$298,037	$331,461

(a)	Represents the loss on the early extinguishment of debt related to the premium paid on the tender, the payment of related fees and the write-off of unamortized loan fees in connection with our repurchase of $421.3 million aggregate principal amount of our 8.375% senior notes due 2014 during the first quarter of 2011.
(b)	Represents the gain from the sale of our equity interests in IROC Energy Services Corp. during the second quarter of 2011.

(c)	In calculating Adjusted EBITDA, we are not giving effect to transaction costs associated with our (i) acquisition of Edge or OFS or (ii) general and administrative restructuring costs.

(4)	For this ratio, “earnings” means the sum of income before taxes, excluding income from equity investees, and fixed charges exclusive of capitalized interest, and “fixed charges” means interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor. Interest expense resulting from our January 1, 2007 adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 740—Income Taxes (“FASB ASC 740”) is included in the fixed charges used to calculate our ratio of earnings to fixed charges.
(5)	Earnings were inadequate to cover fixed charges by $40.2 million and $165.7 million for the years ended December 31, 2010 and 2009, respectively.
(6)	During the third quarter of 2009, we removed from service and retired a portion of our U.S. rig fleet and associated support equipment resulting in the recording of a pre-tax asset retirement charge of $65.9 million. Also, during the third quarter of 2009, we performed an assessment of the fair value of the other assets in our U.S. segment. This resulted in the recording of a pre-tax impairment charge of $31.1 million.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We sold the private notes in transactions that were exempt from or not subject to the registration requirements of the Securities Act. Accordingly, the private notes are subject to transfer restrictions. In general, you may not offer or sell the private notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

As a condition to the initial sale of the private notes, we and the initial purchasers entered into a registration rights agreement on March 8, 2012. We are offering the exchange notes under this prospectus in an exchange offer for the private notes to satisfy our obligations under the registration rights agreement. The exchange offer will be open for at least 20 business days (or longer, if required by applicable law). During the exchange offer period, we will exchange the exchange notes for all private notes properly tendered and not withdrawn before the expiration date. The exchange notes will be registered and the transfer restrictions, registration rights and provisions for additional interest relating to the private notes will not apply to the exchange notes.

The exchange notes issued in exchange for the private notes are expected to bear the same CUSIP number and ISIN number as our existing notes and a different CUSIP number and ISIN number from any unexchanged private notes. The exchange notes will be treated as a single series of debt securities with our existing notes. Holders of the exchange notes, the private notes and the existing notes will vote as one series under the indenture governing the notes.

The summary in this document of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement. We urge you to read the entire registration rights agreement carefully. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

Terms of the Exchange Offer

Subject to the terms and conditions in this prospectus and in the letter of transmittal, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes properly tendered pursuant to the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Private notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As of the date of this prospectus, $675,000,000 in aggregate principal amount of the 6.750% senior notes due 2018 are outstanding, which amount includes the private notes. All of this amount is registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Solely for reasons of administration, we have fixed the close of business on                     , 2013, as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining registered holders of private notes entitled to participate in the exchange offer. This exchange offer is made only to holders of the $200,000,000 principal amount of the 6.750% senior notes that were issued in March 2012 and have not been registered under the Securities Act. This exchange offer is not being made to the holders of existing notes.

In connection with the exchange offer, neither the Maryland General Corporation Law nor the indenture governing the notes gives you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related SEC rules and regulations.

For all relevant purposes, we will be regarded as having accepted properly tendered private notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of private notes for the purposes of receiving the exchange notes from us. We will return any private notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

If you tender private notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of private notes. We will pay all charges and expenses, other than certain applicable taxes described under “—Fees and Expenses” below.

By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “—Representations on Tendering Private Notes” below.

Expiration Date; Extensions; Amendments

The “expiration date” is 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will:

•	notify the exchange agent of any extension by oral or written notice; and

•

issue a press release or other public announcement which will include disclosure of the approximate number of private notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right:

•	to delay accepting any private notes, but only to the extent that such delay is the result of an extension of the exchange offer and permitted by Rule 14e-1 promulgated under the Exchange Act;

•	to extend the exchange offer; or

•

if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five- to ten-business-day period following such amendment.

We will have no obligation to publish, advertise, or otherwise communicate any public announcement of any delay, extension, amendment or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

The exchange notes will accrue interest on the same terms as the private notes, i.e., at the rate of 6.750% per year from March 1, 2012, payable semi-annually in arrears on March 1 and September 1 of each year, with the next interest payment date being March 1, 2013.

Resale of the Exchange Notes

We believe that you will be allowed to resell the exchange notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of the Securities Act, if you can make the three representations set forth above under “Prospectus Summary—Summary of the Exchange Offer—Procedures for Participating in the Exchange Offer.” However, if you intend to participate in a distribution of the exchange notes, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. In addition, you cannot be an “affiliate” of Key as defined under Rule 405 of the Securities Act, or a broker-dealer tendering the private notes acquired directly from Key for its own account. You are required to represent to us in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this exchange offer in the same way as it has treated others in the past. If our belief is wrong, or if you cannot truthfully make the representations described above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

A broker-dealer that has bought private notes for market-making or other trading activities has to deliver a prospectus in order to resell any exchange notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its exchange notes. In addition, a broker-dealer which has acquired the private notes for its own account as a result of market-making or other trading activities may participate in the exchange offer if it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes. We have agreed in the registration rights agreement to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies in the letter of transmittal for a period of up to one year after the registration statement relating to this exchange offer is declared effective. See “Plan of Distribution” for more information regarding broker-dealers.

Procedures For Tendering

If you wish to surrender private notes you must do the following:

•	properly complete, sign and date the letter of transmittal (or a facsimile of the letter of transmittal);

•	have the signatures on the letter of transmittal (or facsimile) guaranteed if required by the letter of transmittal; and

•

mail or deliver the letter of transmittal (or facsimile) together with your private notes and any other required documents to the exchange agent at the address appearing below under “—Exchange Agent” for receipt prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•	certificates for such private notes must be received by the exchange agent along with the letter of transmittal;

•

a timely confirmation of a book-entry transfer of the private notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described below under “—Book-Entry Transfer,” must be received by the exchange agent prior to the expiration date; or

•	you must comply with the procedures described below under “—Guaranteed Delivery Procedures.”

In order for the tender to be effective, the exchange agent must receive the private notes, a completed letter of transmittal and all other required documents before 5:00 p.m., New York City time, on the expiration date.

The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk, and the delivery will be deemed made only when actually received or confirmed by the exchange agent.

As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any private notes to us. You may ask your broker, dealer, commercial bank, trust company or nominee to perform these transactions for you.

If you do not withdraw your surrender of private notes prior to the expiration date, you will be regarded as agreeing to surrender the exchange notes in accordance with the terms and conditions in this exchange offer.

If you are a beneficial owner of the private notes and your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your private notes, you should contact your intermediary promptly and instruct it to surrender the private notes on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your private notes, either arrange to have your private notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

By tendering, you will make the representations described below under “—Representations on Tendering Private Notes.” In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the private notes. See “Plan of Distribution.”

Your tender and our acceptance of the tender will constitute the agreement between you and us set forth in this prospectus and in the letter of transmittal.

Signature on Letter Of Transmittal

Signatures on a letter of transmittal or a notice of withdrawal described below under “—Withdrawal of Tenders,” as the case may be, must generally be guaranteed by an eligible institution. You can submit the letter of transmittal without guarantee if you surrender your private notes (i) as a registered holder and you have not completed the box titled “Special Delivery Instruction” on the letter of transmittal or (ii) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by:

•	a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•

an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

If you sign the letter of transmittal even though you are not the registered holder of any private notes listed in the letter of transmittal, your private notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize you to tender the private notes on behalf of the registered holder and must be signed by the registered holder as the registered holder’s name appears on the private notes.

In connection with any surrender of private notes in definitive certificated form, if you sign the letter of transmittal or any private notes or bond powers in your capacity as trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you should indicate this when signing. Unless waived by us, you must submit with the letter of transmittal evidence satisfactory to us of your authority to act in the particular capacity.

Acceptance of Tendered Private Notes

All questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of tendered private notes, will be determined by us in our sole discretion, which will be final and binding.

We reserve the absolute right:

•	to reject any and all private notes not properly tendered;

•	to reject any private notes if our acceptance of them would, in the opinion of our counsel, be unlawful; and

•	to waive any defects, irregularities or conditions of tender as to particular private notes.

Unless waived, you must cure any defects or irregularities in connection with tenders of private notes within the time period we will determine. Although we intend to notify holders of defects or irregularities in connection with tenders of private notes, neither we, the exchange agent nor anyone else will be liable for failure to give such notice. Tenders of private notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

We do not currently intend to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. To the extent permitted by applicable law, we also reserve the right in our sole discretion to purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

Representations on Tendering Private Notes

By surrendering private notes pursuant to the exchange offer, you will be telling us that, among other things,

•	you have full power and authority to surrender, sell, assign and transfer the private notes tendered;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of Key, or a broker-dealer tendering the private notes acquired directly from us for its own account;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•

you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the exchange notes, and you cannot rely on the position of the SEC staff in their no-action letters;

•

you understand that a secondary resale transaction described above and any resales of exchange notes obtained by you in exchange for private notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

•

we will acquire good, marketable and unencumbered title to the private notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the private notes are accepted by us.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

Return of Private Notes

If any tendered private notes are not accepted for any reason described here or if private notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, those private notes will be returned, at our cost, to (i) the person who tendered them or (ii) in the case of private notes tendered by book-entry transfer, the exchange agent’s account at DTC. Any such private notes will be returned to the tendering person or credited to an account maintained with DTC promptly.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the private notes at DTC for purposes of facilitating the exchange offer within two business days after the date of this prospectus. Subject to the establishment of the account, any financial institution that is a participant in DTC’s systems may make book-entry delivery of private notes by causing DTC to transfer the private notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of private notes may be effected through book-entry transfer at DTC, you must transmit the letter of transmittal with any required signature guarantees and any other required documents to the exchange agent at the address appearing below under “—Exchange Agent” for its receipt on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to surrender your private notes and (i) your private notes are not readily available so you cannot meet the expiration date deadline or (ii) you cannot deliver your private notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may still participate in the exchange offer if:

•	the surrender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

•	the name and address of the holder, the certificate number(s) of the private notes, if applicable, and the principal amount of private notes tendered; and

•	a statement that the surrender is being made thereby;

•

a guarantee that, within five New York Stock Exchange (“NYSE”) trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the private notes in proper form for transfer or a book-entry confirmation, and any other required documents, will be deposited by the eligible institution with the exchange agent; and

•

the properly executed letter of transmittal, as well as the certificate(s) representing all tendered private notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five NYSE trading days after the expiration date.

The exchange agent will send you a notice of guaranteed delivery upon your request if you wish to surrender your private notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of private notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•

the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date; or

•	for DTC participants, holders must comply with DTC’s standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person having deposited the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the private notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered; and

•	specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of notices, and our determination will be final and binding upon all parties. Any private notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the private notes so withdrawn are validly re-tendered. Properly withdrawn private notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and we may terminate the exchange offer as provided in this prospectus before the acceptance of those private notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied or waived prior to the expiration of the exchange offer:

•

any law, statute, rule or regulation is proposed, adopted or enacted, or the staff of the SEC interprets any existing law, statute, rule or regulation in a manner, which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer;

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer; or

•	any governmental approval, which we deem necessary for the consummation of the exchange offer, has not been obtained.

•	If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any private notes and promptly return all tendered private notes to the tendering holders;

•

extend the exchange offer and retain all private notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the private notes to withdraw their tendered private notes; or

•

waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes which have not been withdrawn. If that waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer to the extent required by law.

The conditions listed above are for our sole benefit and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

The exchange offer is not conditioned upon any minimum principal amount of private notes being submitted for exchange.

Termination of Certain Rights

All registration rights under the registration rights agreement benefiting the holders of the private notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct any questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent, addressed as follows:

By mail, hand or overnight courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attention: Adam DeCapio

By facsimile:

(732) 667-9408

Confirm by telephone:

(315) 414-3360

The Bank of New York Mellon Trust Company, N.A. also serves as trustee under the indenture governing the notes.

Fees and Expenses

We will pay for the expenses of this exchange offer. The principal solicitation for tenders of private notes is being made by mail. However, additional solicitation may be made by telegraph, facsimile transmission, e-mail, telephone or in person by our officers and regular employees.

We have not retained a dealer-manager in connection with the exchange offer, and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

We will pay any transfer taxes applicable to the exchange of private notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of taxes or of an exemption with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Accounting Treatment

We will record the exchange notes at the same carrying value as the private notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the private notes over the term of the exchange notes.

Consequence of Failure to Exchange

You do not have to participate in the exchange offer. You should carefully consider whether to accept the terms and conditions of this exchange offer. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the exchange offer.

Private notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3)(iii) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•

so long as the private notes are eligible for resale under Rule 144A under the Securities Act, to a person who the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	outside the U.S. to a foreign person in accordance with the requirements of Regulation S under the Securities Act;

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available;

•	pursuant to an effective registration statement under the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act,

in each case in accordance with all other applicable securities laws.

Additionally, we expect that, following the consummation of the exchange offer, the trading market for the private notes will be negatively affected because of the limited amount of private notes expected to remain outstanding. See “Risk Factors” for more information about the risks of not participating in the exchange offer.

DESCRIPTION OF OTHER INDEBTEDNESS

8.375% Notes due 2014

On November 29, 2007, we issued $425.0 million aggregate principal amount of 8.375% senior notes due 2014 (the “2014 Notes”). During the first quarter of 2011, we repurchased $421.3 million aggregate principal amount of the 2014 Notes and, at September 30, 2012, $3.6 million in aggregate principal amount of the 2014 Notes and the related guarantees remained outstanding. Interest on the 2014 Notes is payable on June 1 and December 1 of each year. In connection with the repurchase of the 2014 Notes, holders of such notes approved an amendment to the indenture under which the 2014 Notes were issued the effect of which was to remove from such indenture many of the restrictive covenants to which we were subject prior to such amendment.

Senior Secured Credit Facility

We maintain a senior secured credit facility pursuant to a revolving credit agreement with several lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Capital One, N.A., Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and DnB NOR Bank ASA, as Co-Documentation Agents (as amended on July 27, 2011, the “2011 Credit Facility”). The 2011 Credit Facility consists of a revolving credit facility, letter of credit sub-facility and swing line facility, up to an aggregate principal amount of $550.0 million, all of which will mature no later than March 31, 2016.

Guarantees. The 2011 Credit Facility and the obligations thereunder are guaranteed by each of our existing and future direct and indirect domestic subsidiaries (other than certain excluded subsidiaries that do not have material assets or operations).

Interest; fees. The interest rate per annum applicable to the 2011 Credit Facility is, at our option, (i) adjusted LIBOR plus the applicable margin or (ii) the higher of (x) JPMorgan’s prime rate, (y) the Federal Funds rate plus 0.5% and (z) one-month adjusted LIBOR plus 1.0%, plus in each case the applicable margin for all other loans. The applicable margin for LIBOR loans ranges from 225 to 300 basis points, and the applicable margin for all other loans ranges from 125 to 200 basis points, depending upon our consolidated total leverage ratio as defined in the 2011 Credit Facility. Unused commitment fees on the facility equal 0.50%.

Covenants. The 2011 Credit Facility contains certain financial covenants, which, among other things, limit our annual capital expenditures, restrict our ability to repurchase shares and require us to maintain certain financial ratios. The financial ratios require that:

•	our ratio of consolidated total funded indebtedness to total capitalization be no greater than the percentages specified below;

Fiscal Quarter Ending	Ratio
September 30, 2012	47.5%
December 31, 2012 and thereafter	45%

•

our senior secured leverage ratio of senior secured funded debt to trailing four quarters of earnings before interest, taxes, depreciation and amortization (as calculated pursuant to the terms of the 2011 Credit Facility, “EBITDA”) be no greater than 2.00 to 1.00;

•	we maintain a collateral coverage ratio, the ratio of the aggregate book value of the collateral to the amount of the total commitments, as of the last day of any fiscal quarter of at least;

Fiscal Quarter Ending	Ratio
September 30, 2012 and thereafter	2.00 to 1.00

•	we maintain a consolidated interest coverage ratio of trailing four quarters EBITDA to interest expense of at least 3.00 to 1.00;

•	we limit our capital expenditures and investments in foreign subsidiaries to $250.0 million per fiscal year, if the consolidated total leverage ratio exceeds 3.00 to 1.00;

In addition, the 2011 Credit Facility contains certain affirmative and negative covenants, including, without limitation, restrictions on (i) liens; (ii) debt, guarantees and other contingent obligations; (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of property or assets; (v) loans, acquisitions, joint ventures and other investments (with acquisitions permitted so long as, after giving pro forma effect thereto, no default or event of default exists under the 2011 Credit Facility, the pro forma consolidated total leverage ratio does not exceed 4.00 to 1.00, we are in compliance with other financial covenants and we have at least $25.0 million of availability under the 2011 Credit Facility); (vi) dividends and other distributions to, and redemptions and repurchases from, equityholders; (vii) making investments, loans or advances; (viii) selling properties; (ix) prepaying, redeeming or repurchasing subordinated (contractually or structurally) debt; (x) engaging in transactions with affiliates; (xi) entering into hedging arrangements; (xii) entering into sale and leaseback transactions; (xiii) granting negative pledges other than to the lenders; (xiv) changes in the nature of business; (xv) amending organizational documents; and (xvi) changes in accounting policies or reporting practices; in each of the foregoing cases, with certain exceptions.

We were in compliance with these covenants at September 30, 2012. We may prepay the 2011 Credit Facility in whole or in part at any time without premium or penalty, subject to certain reimbursements to the lenders for breakage and redeployment costs. As of September 30, 2012, we had borrowings of $220.0 million outstanding under the revolving credit facility and $59.0 million of letters of credit outstanding, leaving $271.0 million of available borrowing capacity under the 2011 Credit Facility. The weighted average interest rate on the outstanding borrowings under the 2011 Credit Facility was 2.70% for the three-month period ended September 30, 2012.

Defaults. Under the 2011 Credit Facility, the following events; among others, constitute events of default, in some instances subject to various notice requirements and grace periods:

•	a failure to pay principal or interest on any loan under the credit agreement;

•	a failure to observe or perform covenants or agreements in the credit agreement or the other loan documents;

•	any representation or warranty was incorrect in any material respect when made;

•	a default in the payment of certain other obligations;

•	proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws are commenced by or against us;

•	we are unable or generally fail to pay our debts as they become due;

•	a judgment greater than $30,000,000 is rendered against us and remains undischarged; or

•	certain change of control events occur with respect to us.

If an event of default occurs, then the lenders may: (1) terminate their commitments under the credit agreement, (2) declare any outstanding loans under the 2011 Credit Facility to be immediately due and payable after applicable grace periods, and (3) exercise their remedies with respect to the collateral. An event of default under the 2011 Credit Facility may result in one or more cross-defaults under other indebtedness, including the notes. Similarly, a default generally under the indenture governing our 2014 notes, or the indenture governing the notes offered hereby, would constitute an event of default under the 2011 Credit Facility.

DESCRIPTION OF THE EXCHANGE NOTES

The private notes and the existing notes were, and the exchange notes will be, issued under that certain indenture, dated March 4, 2011 (the “base indenture”), among Key Energy Services, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as supplemented by a first supplemental indenture dated March 4, 2011, as amended (the “supplemental indenture”), among Key, the subsidiary guarantors party thereto, as guarantors (the “Guarantors”). In this description, the term “indenture” refers to the base indenture as supplemented by the supplemental indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the United States Trust Indenture Act of 1939, as amended.

On March 8, 2012, Key Energy Services, Inc. issued $200,000,000 in aggregate principal amount of its 6.750% senior notes due 2021, which we refer to as the private notes. The private notes constituted a further issuance of the 6.750% senior notes due 2021 issued on March 4, 2011, which we refer to as the existing notes, and formed a single series with such notes. The exchange notes issued in exchange for the private notes are expected to bear the same CUSIP number and ISIN number as our existing notes and a different CUSIP number and ISIN number from any unexchanged private notes. The exchange notes will be treated as a single series of debt securities with our existing notes. Holders of the exchange notes, the private notes and the existing notes will vote as one series under the indenture governing the notes.

The following discussion summarizes the material provisions of the indenture and the notes. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of the indenture, including the definition of certain terms. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under the caption “—Additional Information.” You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” The terms of the notes also include those provisions made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. In this description, the word “Key” refers only to Key Energy Services, Inc. and does not include any of its subsidiaries. Certain other defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the indenture, and all references to “holders” in this description are to registered holders unless otherwise indicated.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

Like the private notes, the exchange notes:

•	will be general unsecured, senior obligations of Key;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of Key, including the existing notes;

•	will be senior in right of payment to all future subordinated Indebtedness of Key;

•

will be effectively subordinate in right of payment to all existing and future secured Indebtedness of Key, including Indebtedness under our Senior Credit Facility, to the extent of the collateral securing such Indebtedness;

•

will be effectively subordinate in right of payment to all existing and future Indebtedness and other liabilities of Key’s non-guarantor Subsidiaries (other than Indebtedness and other liabilities owed to Key or any Guarantor); and

•	will be unconditionally guaranteed by the Guarantors on a senior unsecured basis.

As of September 30, 2012, Key had total Indebtedness of approximately $904.0 million, none of which was junior in right of payment to the notes, $675 million of which was the notes, $3.6 million of which was its 8.375% senior notes due 2014, $220.0 million of which was secured indebtedness under our Senior Credit Facility and $0.7 million of which was Capital Lease Obligations of the subsidiary guarantors.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

The Guarantees

The notes are currently guaranteed by each of the Guarantors. Each Subsidiary Guarantee of the exchange notes, like each guarantee of the private notes:

•	will be a general unsecured, senior obligation of such Guarantor;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, including the existing notes;

•	will be senior in right of payment to all future subordinated Indebtedness of such Guarantor;

•

will be effectively subordinate in right of payment to all existing and future secured Indebtedness of such Guarantor, including its guarantee of Indebtedness under our Senior Credit Facility, to the extent of the collateral securing that Indebtedness; and

•

will be effectively subordinate to all existing and future Indebtedness and other liabilities of Key’s non-guarantor Subsidiaries (other than Indebtedness and other liabilities owed to such Guarantor).

As of September 30, 2012, the Guarantors had $0.7 million of outstanding Indebtedness, all of such outstanding Indebtedness being in the form of capital leases and excluding their guarantees of the notes, the outstanding portion of the 8.375% senior notes due 2014 and Key’s Indebtedness under our Senior Credit Facility.

Not all of Key’s Restricted Subsidiaries guarantee the notes. Furthermore, newly created or acquired Restricted Subsidiaries will be required to guarantee the notes only under the circumstances described below under the caption “—Certain Covenants—Additional Subsidiary Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors and make any distributions to holders of its preferred equity interests before it will be able to distribute any of its assets to Key. As of September 30, 2012, the notes were effectively subordinated to $31.8 million of liabilities (including trade payables but excluding intercompany payables) of Key’s non-guarantor Subsidiaries. Key’s non-guarantor Subsidiaries had assets representing approximately 8.2% of the consolidated assets of Key as of September 30, 2012, and revenue representing approximately 7.9% of the consolidated revenues of Key for the nine months ended September 30, 2012.

As of September 30, 2012, all of Key’s Subsidiaries were Restricted Subsidiaries. However, under the circumstances described below under the subheading “—Certain Covenants—Restricted Payments,” Key is permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the exchange notes.

Principal, Maturity and Interest

The notes will mature on March 1, 2021. The exchange notes will bear interest at the rate of 6.750% per annum from March 1, 2012, or from the most recent interest payment date to which interest has been paid. Interest on the exchange notes will be payable semiannually on March 1 and September 1 of each year. Additionally, Special Interest may accrue on the private notes in the circumstances described below under “Registration Rights; Special Interest.” Key will pay interest to those persons who are holders of record at the close of business on February 15 and August 15 of each year. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Key has previously issued and sold $675 million aggregate principal amount of the notes, consisting of $475 million of the existing notes and $200 million of the private notes. Key may issue additional notes from time to time after the date hereof. Any offering of additional notes will be subject to all of the covenants in the indenture. The existing notes, the private notes, the exchange notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes issued under the indenture will be guaranteed by the Guarantors. Unless the context otherwise requires, for purposes of this “Description of the Exchange Notes” section, reference to the notes includes the existing notes, the private notes, the exchange notes and any additional notes actually issued.

If a holder of any notes has given wire transfer instructions to Key at least 10 business days prior to the applicable payment date, Key will make all principal, premium and interest payments on those notes in accordance with those instructions. All such payments on any other certificated notes will be made at the office or agency of the paying agent within The City of New York, unless Key elects to make interest payments by check mailed to the holders at their addresses set forth in the security register. Key will make all payments on each note in global form in immediately available funds.

The exchange notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in specified circumstances for any tax or other governmental charge that may be imposed in connection with those transfers, exchanges or redemptions.

Subsidiary Guarantees

Key’s payment obligations with respect to the notes will be jointly and severally guaranteed on a senior, unsecured basis by the Guarantors. Initially, all of Key’s Restricted Subsidiaries will be Guarantors except for its Foreign Subsidiaries and several immaterial Restricted Subsidiaries that are not required by our Senior Credit Facility to act as guarantors thereunder. Prior to the occurrence of an Investment Grade Rating Event, additional Domestic Subsidiaries of Key will be required to become Guarantors under the circumstances described under “—Certain Covenants—Additional Subsidiary Guarantees.” The Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantor is permitted to guarantee under applicable law without creating a “fraudulent conveyance.” See “Risk Factors—Risks Relating to the Exchange Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

To the extent that the Subsidiary Guarantee of a Guarantor has not been released in accordance with the provisions of the indenture, such Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into, another Person (whether or not such Guarantor is the resulting, transferee or surviving Person) other than Key or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of such Guarantor under the indenture, the notes and its Subsidiary Guarantee on terms set forth therein; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Key, if the sale or other disposition complies with the applicable provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Key, if the sale or other disposition complies with the applicable provisions of the indenture;

(3) if such Guarantor is a Restricted Subsidiary and Key designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “—Satisfaction and Discharge”;

(5) upon the liquidation or dissolution of such Guarantor provided that no Default or Event of Default has occurred and is continuing; or

(6) at any time after the occurrence of an Investment Grade Rating Event, such Guarantor does not have outstanding Indebtedness, and it does not guarantee Indebtedness of Key or any other Guarantor, in each case in excess of a De Minimis Amount.

Optional Redemption

The notes will not be redeemable at the option of Key except as described below and in the penultimate paragraph of “—Repurchase at the Option of Holders—Change of Control.” Key is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

On or after March 1, 2016, the notes will be subject to redemption at any time and from time to time at the option of Key, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount redeemed) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year	Percentage
2016	103.375%
2017	102.250%
2018	101.125%
2019 and thereafter	100.000%

At any time and from time to time before March 1, 2014, Key may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes (which amount includes additional notes) at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon to the redemption date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the notes issued under the indenture (which amount includes the existing notes, the private notes, the exchange notes and additional notes) remains outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 180 days of the date of the closing of such Equity Offering.

In addition, at any time and from time to time prior to March 1, 2016, Key may, at its option, redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the notes plus accrued and unpaid interest and Special Interest, if any, thereon to the redemption date. Notice of such redemption must be mailed to holders of the notes called for redemption not less than 30 nor more than 60 days prior to the redemption date. The notice need not set forth the Applicable Premium but only the manner of calculation thereof. The indenture provides that with respect to any such redemption Key will notify the trustee of the Applicable Premium with respect to the notes promptly after the calculation and that the trustee will not be responsible for such calculation.

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate and consistent with the applicable procedures of the Depositary; provided that no notes of $2,000 or less shall be redeemed in part. Notices of redemption with respect to the notes shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the notes or portions of the notes called for redemption. Any redemption or notice of redemption may, at Key’s discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds (other than Designated Proceeds) of an Equity Offering, notice may be given prior to, and subject to, the completion of the related Equity Offering.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, all holders of notes will have the right to require Key to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, Key will mail to each holder of notes a notice describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. Key will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Key will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of Key’s compliance with such securities laws or regulations.

With respect to any Change of Control Offer, on the Change of Control Payment Date, Key will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the trustee all notes accepted for purchase together with an officers’ certificate stating the aggregate principal amount of the notes or portions thereof being purchased by Key.

The paying agent will promptly mail to each holder of notes tendered pursuant to the Change of Control Offer the Change of Control Payment for such notes, with such payments to be made through the facilities of The Depository Trust Company (“DTC”) for all notes in global form, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes tendered by the holder; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Key will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable, except as set forth under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.” Except as described above with respect to a Change of Control, the indenture does not contain any provision that permits the holders of notes issued thereunder to require Key to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Key’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Credit Facilities. In addition, certain events that may constitute a change of control under the Credit Facilities and cause a default thereunder may not constitute a Change of Control under the indenture. Future Indebtedness of Key and its Subsidiaries may also contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require Key to repurchase their notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Key. Finally, Key’s ability to pay cash to the holders of notes upon a repurchase may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of the Credit Facilities and other Indebtedness may prohibit Key from prepaying or purchasing the notes before their scheduled maturity. Consequently, if Key is unable to prepay or purchase any Indebtedness containing such restrictions or obtain requisite consents, it will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, which could result in a Default under the indenture. A Default under the indenture may result in a cross-default under other Indebtedness.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Key by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Key and its Restricted Subsidiaries taken as a whole. There is little case law interpreting the phrase “all or substantially all” in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of notes to require Key to repurchase the holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of Key’s properties or assets to a Person or a group based on the Change of Control provisions may be uncertain.

Key will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control if a third party makes the Change of Control Offer with respect to the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture that are applicable to a Change of Control Offer made by Key and purchases all notes validly tendered and not withdrawn under such Change of

Control Offer. A Change of Control Offer may be made with respect to the notes in advance of a Change of Control, and conditional upon the occurrence of such Change of Control, if a definitive agreement for the Change of Control is in place at the time of making of the Change of Control Offer.

If holders of not less than 95% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Key, or any third party making a Change of Control Offer in lieu of Key as described above, purchases all of the notes validly tendered and not withdrawn by such holders, Key or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Special Interest, if any, thereon to the date of redemption.

Upon the occurrence of an Investment Grade Rating Event, the Change of Control provisions described under this caption will cease to apply to Key and will no longer have effect.

Asset Sales

Key will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Key or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (which shall give effect to the assumption by another Person of any liabilities as provided for in clause (2) (a) of this paragraph and which, in the case of an Asset Sale involving consideration not exceeding $100 million, need not be determined by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) (x) at least 75% of the consideration received in such Asset Sale is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash or Cash Equivalents received for all Asset Sales since the date of the indenture does not exceed in the aggregate 10% of Consolidated Net Worth of Key at the time each determination is made; provided that any of the following items shall be deemed to be cash and Cash Equivalents for the purposes of this clause (2):

(a) the assumption of any liabilities (as shown on Key’s or the Restricted Subsidiary’s most recent balance sheet) of Key or any Restricted Subsidiary of Key (other than liabilities that are by their terms subordinated to notes issued under the indenture or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases Key or the Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by Key or any such Restricted Subsidiary from such transferee that are converted by Key or the Restricted Subsidiary into cash or Cash Equivalents within 180 days following their receipt (to the extent of cash or Cash Equivalents received);

(c) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”; and

(d) accounts receivable of a business retained by Key or any of its Restricted Subsidiaries following the sale of such business; provided, that such accounts receivable are not (x) past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable;

provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described below under the caption “—Certain Covenants—Liens” or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Key or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:

(a) to prepay, repay, purchase, repurchase or redeem any Senior Indebtedness of Key or any Restricted Subsidiary of Key;

(b) to acquire a controlling interest in another business or all or substantially all of the assets or operating line of another business, in each case engaged in a Permitted Business;

(c) to make capital expenditures; or

(d) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”;

provided that Key or the applicable Restricted Subsidiary will be deemed to have complied with clause (b) or (c) of this sentence if, within 365 days of such Asset Sale, Key or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or entered into a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, Key may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Asset Sale Proceeds.”

When the aggregate amount of Excess Asset Sale Proceeds exceeds $30 million, Key will be required under the indenture to make an offer to the holders of notes issued thereunder and the holders of any other Senior Indebtedness that is subject to requirements with respect to the application of net proceeds from asset sales that are substantially similar to those contained in the indenture (an “Asset Sale Offer”) to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the holders of the notes and such holders of such other Senior Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the notes and such other Senior Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted amount in the case of any Senior Indebtedness issued with original issue discount) plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate principal amount of the notes and other Senior Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, Key and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by the indenture. If the aggregate principal amount of the notes and such other Senior Indebtedness tendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, Key shall select the notes and such other Senior Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Asset Sale Proceeds shall be reset at zero.

Key will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the date such Asset Sale Offer is completed.

Key will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Key will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of Key’s compliance with such securities laws or regulations. Upon the occurrence of an Investment Grade Rating Event, the Asset Sale provisions described under this caption will cease to apply to Key and will no longer have effect.

Certain Covenants

The indenture contains covenants including, among others, those summarized below. From and after the occurrence of an Investment Grade Rating Event, each of the covenants described below (except for clause (1) of the first paragraph of the covenant under the caption “—Merger, Consolidation or Sale of Assets” and the covenant described under the caption “—Reports”), together with the Change of Control and Asset Sales provisions described above under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales,” respectively, and clause (6) of the first paragraph under the caption “—Events of Default and Remedies,” will cease to apply to Key and its Subsidiaries, as the case may be, and will no longer have effect. Instead, the covenant described below under the caption “—Investment Grade Covenant” will apply to Key and become effective upon the occurrence of such an Investment Grade Rating Event. For the avoidance of doubt, such covenants and provisions shall not be reinstated even if the notes are subsequently assigned a rating below an Investment Grade Rating by any Rating Agency or Rating Agencies.

Restricted Payments

Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Key’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Key or any of its Restricted Subsidiaries) or to the direct or indirect holders of Key’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of Key or declared or paid to Key or any of its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Key) any Equity Interests of Key (other than any such Equity Interests owned by a Restricted Subsidiary of Key);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligation, except a payment of interest or principal at its Stated Maturity; or

(4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing; and

(b) Key would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Key or any of its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clause (2), (3), (4), (5), (6), (8), (9), (10), (11) or (12) of the next succeeding paragraph), is less than the sum of:

(i)	50% of the Consolidated Net Income of Key for the period (taken as one accounting period) from the date of the indenture to the end of Key’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

(ii)	100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by Key from the issue or sale, in either case,

since the date of the indenture of (A) Equity Interests of Key (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of Key that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of Key and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock, plus

(iii)	in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the indenture or has been merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, Key or a Restricted Subsidiary, the lesser of, at the date of such redesignation, merger, consolidation, transfer, disposition or liquidation (A) the book value (determined in accordance with GAAP) of the aggregate Investments made by Key and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the properties or assets disposed of, as applicable) and (B) the Fair Market Value of such Investment in such Unrestricted Subsidiary, in each case after deducting any Indebtedness of such Unrestricted Subsidiary, plus

(iv)	to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by Key or any Restricted Subsidiary after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale) and (B) the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or other property, in an amount not to exceed the aggregate amount of such Restricted Investment.

The preceding provisions shall not prohibit:

(1) the payment of any dividend or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of the declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of the indenture;

(2) the making of any Restricted Payments described in clause (2) or (3) of the preceding paragraph out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such Restricted Payment occurs not more than 45 days after such sale or issuance) (other than to a Restricted Subsidiary of Key) of Equity Interests of Key (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (c)(ii) of the preceding paragraph;

(3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, any Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of Key to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis and the payment of any dividend or distribution by Key to the holders of its Disqualified Stock, provided that such Disqualified Stock is issued on or after the date of the indenture in accordance with the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(5) (x) the acquisition in open-market purchases of our common stock of Key for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business or (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Key or any Restricted Subsidiary of Key held by any current or former officer, employee, consultant or director of Key (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by Key’s Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) shall not exceed the sum of (x) $15 million in any twelve-month period (with unused amounts to be carried over into the following twelve-month period), (y) the aggregate net proceeds received by Key during such twelve-month period from the issuance of such Equity Interests (other than Disqualified Stock) pursuant to such agreements or plans and (z) the net cash proceeds of key man life insurance received by Key or its Restricted Subsidiaries after the date of the indenture;

(6) (x) in connection with an acquisition by Key or any Restricted Subsidiary, the return of Equity Interests constituting a portion of the purchase consideration in settlement of indemnification claims or (y) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;

(7) repurchases of Subordinated Obligations at a purchase price not greater than (i) 101% of the principal amount (or accreted value, if applicable) of such Subordinated Obligations and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount (or accreted value, if applicable) of such Subordinated Obligations and accrued and unpaid interest thereon in the event of an Asset Sale, in connection with any change in control offer or asset sale offer required by the terms of such Subordinated Indebtedness, but only if:

(a) in the case of a Change of Control, Key has first complied with and fully satisfied its obligations under the covenant described under “—Repurchase at the Option of Holders—Change of Control”; or

(b) in the case of an Asset Sale, Key has complied with and fully satisfied its obligations in accordance with the covenant described under the heading “—Repurchase at the Option of Holders—Asset Sales”;

(8) the payment of reasonable and customary directors’ fees to the members of Key’s Board of Directors, provided that such fees are consistent with past practice or current requirements;

(9) the purchase by Key of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(10) the declaration and payment of dividends on mandatorily convertible preferred stock of Key (other than Disqualified Stock) issued after the date of the indenture in an aggregate amount not to exceed the amount of Designated Proceeds;

(11) Restricted Payments consisting of dividends or other distributions on the common stock of Key or purchases of its common stock in an aggregate amount of up to $200 million since the date of the indenture; and

(12) other Restricted Payments in an aggregate amount since the date of the indenture not to exceed the greater of (A) $40 million and (B) 3.0% of Consolidated Tangible Assets as of the date of making any such Restricted Payment;

provided, further, that, with respect to clauses (2), (3), (5), (6), (7), (8), (10), (11) and (12) above, no Default or Event of Default shall have occurred and be continuing.

In determining whether any Restricted Payment is permitted by this covenant, Key may allocate or reallocate all or any portion of such Restricted Payment among clauses (1) through (12) of the preceding paragraph or among such clauses and the first paragraph of this covenant, provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of one or more of clauses (1) through (12) of the preceding paragraph of this covenant and the first paragraph of this covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, Key could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” or the Fixed Charge Coverage Ratio of Key immediately after giving effect to such designation would not be less than the Fixed Charge Coverage Ratio of Key immediately prior to such designation;

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and

(3) Key certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by Key promptly filing with the trustee a copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding provisions.

The Board of Directors may designate any Subsidiary of Key to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of “Unrestricted Subsidiary,” which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by Key and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described under the caption “—Restricted Payments.” All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (1) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation and (2) the Fair Market Value of such Investments at the time of such designation.

Incurrence of Indebtedness and Issuance of Disqualified Stock

Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), other than Permitted Debt, and Key shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that Key or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if Key’s Fixed Charge Coverage Ratio for Key’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Key or any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $500 million and (B) 35% of Consolidated Tangible Assets at the time of incurrence;

(2) the incurrence by Key and the Guarantors of Indebtedness represented by the notes and the Subsidiary Guarantees issued on the date of the indenture;

(3) the incurrence by Key or any of its Restricted Subsidiaries of Existing Indebtedness;

(4) the incurrence by Key or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness incurred in respect of any Indebtedness described under clauses (2), (3), (4), (8) or (11) of this paragraph or incurred pursuant to the first paragraph of this covenant;

(5) the incurrence by Key or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Key and any of its Restricted Subsidiaries; provided, however, that (A) if Key or any Guarantor is the obligor and a Restricted Subsidiary of Key that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the notes and the Subsidiary Guarantees, as the case may be, and (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Key or a Restricted Subsidiary of Key and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Key or a Restricted Subsidiary of Key shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Key or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (5);

(6) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business of Key or a Restricted Subsidiary of Key or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $50 million at any time outstanding;

(7) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(8) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness arising from agreements of Key or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of Key or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of Key or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of Key or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Key and its Restricted Subsidiaries in connection with such disposition;

(9) the guarantee by Key or any Restricted Subsidiary of Indebtedness of Key or a Restricted Subsidiary of Key that was permitted to be incurred by any other provision of this covenant; provided that the guarantee of any Indebtedness of a Restricted Subsidiary of Key that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary’s status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee remains outstanding;

(10) the issuance by a Restricted Subsidiary of Key of Disqualified Stock to Key or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such Disqualified Stock ceasing to be Key or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than Key or one of its Restricted Subsidiaries, shall be deemed to be an issuance of Disqualified Stock by such Subsidiary that was not permitted by this clause (10);

(11) the incurrence by Key or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(12) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by Key or a Restricted Subsidiary of Key, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (1) workers’ compensation or similar liabilities of Key or any of its Restricted Subsidiaries or (2) performance, payment, deposit or surety obligations of Key or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds or similar insurance contracts for Key and its Restricted Subsidiaries, and refinancings thereof; and

(13) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate principal amount (or accreted value, as applicable) not to exceed the greater of (A) $50 million at any one time outstanding and (B) 3.5% of Consolidated Tangible Assets as of any date of incurrence after giving pro forma effect to such incurrence and the application of proceeds therefrom.

To the extent Key’s Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Key that was subject to this covenant.

Neither Key nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Key or such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured.

For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this covenant, Key will, in its sole discretion, classify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness or a portion thereof may be classified (or later classified or reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the date of the indenture or acquired after that date, securing any Indebtedness, unless:

(1) in the case of Liens securing Subordinated Obligations of Key or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the notes or Subsidiary Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and

(2) in the case of Liens securing Senior Indebtedness of Key or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Key to:

(1) (x) pay dividends or make any other distributions to Key or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to Key or any of its Restricted Subsidiaries; provided, that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to Key or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Key or any of its Restricted Subsidiaries.

However, the restrictions in the first paragraph of this covenant will not apply to encumbrances or restrictions existing under or by reason of:

(a) any Credit Facility in effect after the date of the indenture to the extent its provisions, taken as a whole, are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Credit Facilities as in effect on the date of the indenture;

(b) (i) the indenture, the notes or the Subsidiary Guarantees, (ii) the Existing Indenture, the Existing Notes or the Existing Guarantees or (iii) any other indentures governing debt securities issued by Key or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the indenture, the notes and the Subsidiary Guarantees;

(c) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of the indenture;

(d) applicable law or any applicable rule, regulation or order;

(e) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by Key or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person’s subsidiaries, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(f) restrictions of the nature described in clause (3) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

(g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

(h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(i) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” and not in violation of the covenant described above under the caption “—Liens,” that limit the right of the debtor to dispose of assets securing such Indebtedness;

(j) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a), (b), (e), (g) and (i) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced;

(k) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, agreements relating to Sale/Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(l) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the indenture from time to time;

(m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(n) any instrument governing Indebtedness of a Foreign Subsidiary; provided that such Indebtedness was otherwise permitted by the terms of the indenture to be incurred.

Merger, Consolidation or Sale of Assets

Key will not consolidate or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Key and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person unless:

(1) Key is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than Key) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the trustee, all of the obligations and covenants of Key under the indenture and the notes; provided, that unless such resulting, transferee or surviving Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by such supplemental indenture;

(2) immediately before and after such transaction no Default or Event of Default has occurred and is continuing; and

(3) except in the case of a consolidation or merger of Key with or into a Restricted Subsidiary, or a sale, assignment, transfer, conveyance or other disposition of properties or assets to Key or a Restricted Subsidiary, either:

(a) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, Key or the resultant, transferee or surviving Person (if other than Key) would have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of Key immediately prior to such transaction;

(b) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, Key or the resultant transferee or surviving Person (if other than Key) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; or

(c) immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of Key or the resultant, transferee or surviving Person (if other than Key) would be not less than the Consolidated Net Worth of Key immediately prior to such transaction.

Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than Key) shall succeed to, and be substituted for, and may exercise every right and power of, Key under the indenture and the notes with the same effect as if such surviving Person had been named as Key in the indenture, and when a surviving Person duly assumes all of the obligations and covenants of Key pursuant to the indenture and the notes, the predecessor Person shall be relieved of all such obligations.

In addition, Key may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

Additional Subsidiary Guarantees

If, after the Issue Date, any Restricted Subsidiary (other than a Foreign Subsidiary) of Key that is not already a Guarantor (whether or not acquired or created by Key or another Restricted Subsidiary after the Issue Date) incurs any Indebtedness, or guarantees any other Indebtedness of Key or a Guarantor, in either case in excess of a De Minimis Amount, then such Restricted Subsidiary will become a Guarantor with respect to the notes issued thereunder by executing and delivering a supplemental indenture, in the form provided for in the indenture, to the trustee within 180 days of the date on which it incurred or guaranteed such Indebtedness.

Transactions with Affiliates

Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $1 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Key or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by Key or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Key or the relevant Restricted Subsidiary from a financial point of view, evidenced (if required by clause (2) below) by the officers’ certificate provided for in clause (2) below; and

(2) Key delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $20 million but equal to or less than $40 million, an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million, a resolution of its Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors;

provided, that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the preceding paragraph:

(1) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by Key or any of its Restricted Subsidiaries in the ordinary course of its business;

(2) transactions between or among (A) Key and one or more Restricted Subsidiaries and (B) any Restricted Subsidiaries;

(3) the performance of any written agreement in effect on the date of the indenture, as such agreement may be amended, modified or supplemented from time to time; provided, however, that any amendment, modification or supplement entered into after the date of the indenture will be permitted only to the extent that its terms do not adversely affect the rights of any holders of the notes (as determined in good faith by an officer of Key, and, if such amendment, modification or supplement involves aggregate consideration in excess of $40 million, as determined in good faith by the Board of Directors) as compared to the terms of the agreement in effect on the date of the indenture;

(4) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case, in the ordinary course of business;

(5) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;

(6) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Key or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

(7) sales of Equity Interests of Key (other than Disqualified Stock) to Affiliates of Key or any of its Restricted Subsidiaries;

(8) Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments”; and

(9) any transactions between Key or any Restricted Subsidiary and any Person, a director of which is also a director of Key or a Restricted Subsidiary; provided that such director abstains from voting as a director of Key or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

Reports

Whether or not required by the Commission’s rules and regulations, so long as any notes are outstanding, Key will furnish to the trustee and each holder of notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Key were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Key were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Key’s consolidated financial statements by Key’s certified independent accountants. In addition, Key will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

If at any time Key is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Key will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Key agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the preceding, the Commission will not accept Key’s filings for any reason, Key will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Key were required to file those reports with the Commission.

In addition, Key and the Guarantors agree that, for so long as any notes remain outstanding, at any time Key is not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Key will be deemed to have furnished such reports to the trustee and the holders of notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

Investment Grade Covenant

Upon the occurrence of an Investment Grade Rating Event, the covenant described below will apply to Key and its Subsidiaries and become effective upon the occurrence of such an Investment Grade Rating Event.

Secured Indebtedness

If Key or any Subsidiary incurs any Indebtedness secured by a Lien (other than certain Permitted Liens) on any asset, whether now owned or hereafter acquired, or if any Subsidiary that is not a Guarantor of the notes incurs any Indebtedness of any kind, Key or such Subsidiary, as the case may be, will secure the notes equally and ratably with (or, at its option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, or will guarantee the notes on a full and unconditional senior basis (if a Subsidiary incurs unsecured Indebtedness), in each case unless the aggregate amount of all Indebtedness secured by a Lien and the Attributable Amounts of all Sale/Leaseback Transactions would not exceed 12.5% of Consolidated Tangible Assets.

Events of Default and Remedies

Each of the following will constitute an Event of Default:

(1) default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2) default in payment when due of the principal of or premium, if any, on the notes;

(3) failure by Key or any of its Restricted Subsidiaries to comply with the provisions described above under the captions “—Certain Covenants—Merger, Consolidation or Sale of Assets” and “—Repurchase at the Option of Holders—Change of Control” and such failure continues for 30 days after written notice is given to Key as provided below;

(4) failure by Key or any of its Restricted Subsidiaries to comply with any of other agreement in the indenture or the notes (other than a failure that is subject to clause (1), (2) or (3) above) and such failure continues for 60 days after written notice is given to Key as provided below;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Key or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Key or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $30 million or more;

(6) failure by Key or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) the occurrence of certain events of bankruptcy or insolvency with respect to Key, any Significant Subsidiary or any group of Subsidiaries that when taken together would constitute a Significant Subsidiary; and

(8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the indenture or the release of any such Subsidiary Guarantee in accordance with the indenture).

A Default under clause (3) or clause (4) above will not be an Event of Default until the trustee or the holders of not less than 25% in principal amount of the outstanding notes notify Key of the Default and Key does not cure such Default within the specified time after receipt of such notice.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare all notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Key, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all notes will become due and payable without further action or notice. Holders of notes may not enforce the indenture or the notes except as provided therein. Subject to certain limitations, the holders of a majority in principal amount of outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice from holders of the notes of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or any premium) if it determines that withholding notice is in their interest.

In the case of an Event of Default specified in clause (5) of the first paragraph under this caption, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the notes, automatically and without any action by the trustee or the holders of the notes, if within 60 days after such Event of Default first arose Key delivers an officers’ certificate to the trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been paid or discharged, (2) the holders of the Indebtedness have rescinded or waived the acceleration giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been otherwise cured; provided, however, that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

The holders of a majority in principal amount of the outstanding notes by notice to the trustee may on behalf of all holders of the notes (1) waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, the notes and (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

Key will be required to deliver to trustee annually a statement regarding compliance with the indenture and Key will be required upon becoming aware of any Default or Event of Default under the indenture to deliver to the trustee a statement specifying such Default or Event of Default.

Upon the occurrence of an Investment Grade Rating Event, clause (6) of the first paragraph under this caption will cease to apply to Key and will no longer have effect.

No Personal Liability of Directors, Officers, Employees, Managers, Incorporators, Members, Partners and Stockholders

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of Key or any of its Subsidiaries, as such, shall have any liability for any obligations of Key or any Guarantor under the notes, the Subsidiary Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note by accepting the note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Key may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and the indenture and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of the outstanding notes to receive payments in respect of the principal of, premium, if any, on and interest and Special Interest, if any, on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer) from the trust referred to below;

(2) Key’s obligations with respect to holders of notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and Key’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Key may, at its option and at any time, elect to have the obligations of Key and the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events) described above under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Key must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, on and interest and Special Interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Key must specify whether the notes are being defeased to their stated maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Key shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) Key has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Key shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Key or any of its Restricted Subsidiaries is a party or by which Key or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

(6) Key must deliver to the trustee an officers’ certificate stating that the deposit was not made by Key with the intent of preferring the holders of the notes over the other creditors of Key with the intent of defeating, hindering, delaying or defrauding creditors of Key or others; and

(7) Key must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture) when:

(a) either (1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has heretofore been deposited in trust and thereafter repaid to Key) have been delivered to the trustee for cancellation; or (2) all such notes not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and Key has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such notes not theretofore delivered to the trustee for cancellation for principal, premium, if any, and accrued interest and Special Interest, if any, to the date of stated maturity or redemption;

(b) no Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Key is a party or by which Key is bound;

(c) Key has paid or caused to be paid all sums due and payable by it under the indenture; and

(d) Key has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at stated maturity or the redemption date, as the case may be.

In addition, Key must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require such holder, among other things, to furnish appropriate endorsements and transfer documents and Key may require such holder to pay any taxes and fees required by law or permitted by the indenture. Key is not required to transfer or exchange any notes selected for redemption. Also, Key is not required to transfer or exchange any notes in respect of which a notice of redemption has been given or for a period of 15 days before a selection of the notes to be redeemed.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any existing Default or compliance with any provision of the indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount the outstanding notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the notes).

Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, on, or interest or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in such note;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, on, or interest or Special Interest, if any, on notes (except as permitted by clause (7) below);

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”); or

(8) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, Key, the Guarantors and the trustee may without the consent of any holder thereof amend or supplement the indenture, the notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Key’s or any Guarantor’s obligations to holders of the notes in the case of a merger or consolidation or sale of all or substantially all of Key’s or such Guarantor’s properties or assets, including the addition of any required co-issuer of the notes;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights of any such holders under the indenture;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in the indenture;

(7) to secure the notes;

(8) to conform the text of the indenture, such notes or the Subsidiary Guarantees to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to set forth, verbatim or in substance, a provision of the indenture, the notes or the Subsidiary Guarantees; or

(9) to provide for the issuance of additional notes and related Subsidiary Guarantees.

Concerning the Trustee

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Key, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Key Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attention: Vice President and Treasurer.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Key takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Key that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Key that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium on, if any, interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Key, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Key, the Guarantors, the trustee, nor any agent of Key, the Guarantors or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Key that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, Key or the Guarantors. None of Key, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Key, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Key that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Key, the Guarantors, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies Key that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Key fails to appoint a successor depositary within 90 days,

(2) Key, at its option, but subject to DTC’s requirements, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default, and DTC notifies the Trustee of its decision to exchange such Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

Key will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Key will make all payments of principal, premium, if any, interest and

Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Key expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Key that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue with respect to notes called for redemption (if no maturity is within three months before or after March 1, 2016, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus, in the case of each of clause (i) and (ii), 0.50%.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under the caption “—Certain Covenants—Transactions with Affiliates” and the use of the term “Affiliates” thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

“Applicable Premium” means, at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of the notes on March 1, 2016 (such redemption price being described above in the second paragraph of this “—Optional Redemption”) plus (2) all required remaining scheduled interest payments due on the notes through March 1, 2016 (excluding accrued and unpaid interest and Special Interest, if any), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of the notes on such redemption date.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale/Leaseback Transaction) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to Key or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of Key and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”); and

(2) the issue or sale by Key or any of its Restricted Subsidiaries of Equity Interests of any of Key’s Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $20 million or (b) for Net Proceeds in excess of $20 million;

provided that the following will not be deemed to be Asset Sales:

(1) (x) any sale, exchange, transfer or other disposition of inventory in the ordinary course of business or (y) any sale, exchange, transfer or other disposition of accounts receivable in connection with any Credit Facility permitted to be incurred under the indenture;

(2) any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets or operating line of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”); provided that (x) if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35 million, Key shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by Key and the Restricted Subsidiaries in such trade or exchange have a Fair Market Value of at least the Fair Market Value of the assets so disposed and (y) any cash or Cash Equivalents received by Key or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of “Net Proceeds”) shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(3) a transfer of assets by Key to a Restricted Subsidiary of Key or by a Restricted Subsidiary of Key to Key or to a Restricted Subsidiary of Key;

(4) an issuance or sale of Equity Interests by a Restricted Subsidiary of Key to Key or to another Restricted Subsidiary of Key;

(5) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(6) the trade, sale or exchange of Cash Equivalents;

(7) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

(8) the abandonment or relinquishment of assets in the ordinary course of business, including without limitation taking rigs out of service;

(9) any lease of assets entered into in the ordinary course of business and with respect to which Key or any Restricted Subsidiary of Key is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs;

(10) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(11) the creation or perfection of a Lien on any assets (or any income or profit therefrom) of Key or any of its Restricted Subsidiaries that is not prohibited by any covenant of the indenture;

(12) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

(13) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

“Attributable Amount” means, with respect to any Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that the Attributable Amount of each of the following Sale/Leaseback Transactions shall, in each case, be zero:

(1) a Sale/Leaseback Transaction in which the lease is for a period, including renewal rights, not in excess of three years;

(2) a Sale/Leaseback Transaction with respect to any asset that occurs within 270 days of the acquisition or construction of, or the completion of a material improvement to, such asset;

(3) a Sale/Leaseback Transaction in which the lease secures or relates to industrial revenue or pollution control bonds;

(4) a Sale/Leaseback Transaction in which the transaction is between or among Key and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; or

(5) a Sale/Leaseback Transaction pursuant to which Key, within 270 days after the completion of the Sale/Leaseback Transaction, applies toward the retirement of its Indebtedness or the Indebtedness of a Restricted Subsidiary, or to the purchase of other property, the greater of the net proceeds from the Sale/Leaseback Transaction or the Fair Market Value of the assets sold in such Transaction; provided, however, that the amount that must be applied to the retirement of Indebtedness shall be reduced by:

(a) the principal amount of any debentures, notes or debt securities (including the notes) of Key or a Restricted Subsidiary tendered to the applicable trustee or agent for retirement and cancellation within 270 days of the completion of the Sale/Leaseback Transaction;

(b) the principal amount of any Indebtedness not included in clause (5)(a) of this definition to the extent such amount of Indebtedness is voluntarily retired by Key or a Restricted Subsidiary within 270 days of the completion of the Sale/Leaseback Transaction; and

(c) all fees and expenses associated with the Sale/Leaseback Transaction.

“Board of Directors” means the Board of Directors of Key or any committee thereof duly authorized to act on behalf of such Board.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson BankWatch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s or S&P with maturities of not more than one year from the date of acquisition; and

(6) money market funds 95% of the assets of which constitute Cash Equivalent of the types described in clauses (1) – (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of Key and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) unless immediately following such sale, lease, transfer, conveyance or other disposition in compliance with the indenture such properties or assets are owned, directly or indirectly, by (A) Key or a Subsidiary of Key or (B) a Person controlled by Key or a Subsidiary of Key;

(2) the approval by the holders of Capital Stock of Key of any plan or proposal for the liquidation or dissolution of Key;

(3) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of Key by any Person or Group that, as a result of such acquisition, either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of Key’s then outstanding Voting Securities or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or

(4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders (or members, as applicable) of Key was approved by a vote of a majority of the directors of Key then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by Key or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of Key or such Restricted Subsidiary.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Hedging Agreements” means agreements or arrangements designed to protect such Person against fluctuations in the price of (1) crude oil, natural gas or other hydrocarbons or (2) any other commodity, in each case, in connection with the conduct of its business and not for speculative purposes.

“Commodity Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

“Comparable Treasury Issue” means United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to March 1, 2016, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 1, 2016.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the trustee, Reference Treasury Dealer Quotations for the redemption date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

(1) an amount equal to any extraordinary, unusual or nonrecurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(4) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income, plus

(5) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus

(6) non-cash items increasing such Consolidated Net Income for such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the specified Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) any writedown of non-current assets shall be excluded, as if such writedown had not occurred;

(5) to the extent deducted in the calculation of Net Income, any charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income; and

(6) any unrealized non-cash gains or losses in respect of hedges and other derivatives (including those pursuant to Financial Accounting Standards Board Statement No. 133 (“FASB No. 133”)) shall be excluded.

“Consolidated Tangible Assets” means, as of any date of determination, the consolidated total assets of Key and its Restricted Subsidiaries determined in accordance with GAAP as of the end of Key’s most recent fiscal quarter for which internal financial statements are available, less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the total of the amounts shown on a Person’s consolidated balance sheet determined in accordance with GAAP, as of the end of such Person’s most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all of such Person’s outstanding Capital Stock, (2) paid-in capital or capital surplus relating to such Capital Stock and (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

“Credit Facilities” means, with respect to Key or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, our Senior Credit Facility), commercial paper facilities or Debt Issuances with banks, investment banks, insurance companies, mutual funds, hedge funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements, indentures and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indentures or other documentation relating thereto.

“Currency Hedging Agreements” means, at any time as to any Person, any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates.

“Currency Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Currency Hedging Agreements.

“Debt Issuances” means, with respect to Key or any Restricted Subsidiary, one or more issuances after the date of the indenture of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

“De Minimis Amount” means a principal amount of Indebtedness that does not exceed $5 million.

“Designated Proceeds” means the amount of net cash proceeds received by Key from each issuance or sale since the date of the indenture of mandatorily convertible preferred stock of Key (other than Disqualified Stock), that at the time of such issuance was designated by Key as Designated Proceeds pursuant to an officers’ certificate delivered to the trustee; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of Key, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (10) of the second paragraph of the covenant described above under “Certain Covenants—Restricted Payments” will no longer be considered to be Designated Proceeds.

“Disqualified Stock” means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

Notwithstanding the preceding paragraph, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Key or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Key or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of Key formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock of Key or options, warrants or rights with respect to its Capital Stock (other than sales made to any Restricted Subsidiary of Key and sales of Disqualified Stock) made for cash after the date of the indenture.

“Existing Indebtedness” means the aggregate Indebtedness of Key and its Restricted Subsidiaries outstanding on the date of the indenture.

“Existing Indenture” the indenture, dated as of November 29, 2007, as supplemented by the first supplemental indenture, dated as of January 22, 2008, the second supplemental indenture, dated as of January 13, 2009, the third supplemental indenture, dated as of July 31, 2009, and the fourth supplemental indenture, dated as of March 1, 2011, among the Company, the guarantors party thereto and the Trustee.

“Existing Notes” the Company’s 8.375% senior notes due 2014 issued pursuant to the Existing Indenture.

“Existing Guarantees” means the guarantee of the Existing Notes by each of the guarantors thereof pursuant to the Existing Indenture.

“Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by Key or any Restricted Subsidiary, the fair market value of such consideration as determined (unless otherwise specified in the indenture) in good faith by the Board of Directors of Key, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors set forth in an officers’ certificate delivered to the trustee.

“Financial Hedging Agreements” means (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

“Financial Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect to any expense, cost reductions and operating improvements that have occurred or, in the reasonable judgment of the chief financial officer or other senior financial person of such Person as set forth in an officers’ certificate, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the Commission or any regulation or policy related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

(4) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Key (other than Disqualified Stock).

“Foreign Subsidiary” means any Restricted Subsidiary of Key that is not (a) a Domestic Subsidiary or (b) a guarantor of Indebtedness under a Credit Facility of Key or a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are applicable at the date of determination.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

“Guarantors” means:

(1) each of Key’s Domestic Subsidiaries as of the Issue Date except for any of such Subsidiaries that is not required by our Senior Credit Facility to act as guarantors thereunder;

(2) each of Key’s Domestic Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under “—Certain Covenants—Additional Subsidiary Guarantees”; and

(3) each of Key’s other Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to guarantee the obligations of Key under, or to be bound by the terms of, the indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person, the Currency Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

“Indebtedness” means, with respect to any Person, without duplication,

(1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) reimbursement obligations of such Person for letters of credit or banker’s acceptances;

(3) Capital Lease Obligations of such Person;

(4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;

(5) Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable at such time); or

(6) preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor (but excluding, in each case, any accrued dividends); in the case of the foregoing clauses (1) through (5) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker’s acceptances and Hedging Obligations), but excluding amounts recorded in accordance with FASB No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In the case of clause (6), the amount of Indebtedness attributable to such preferred stock shall be the repurchase price calculated in accordance with the terms of such preferred stock as if the preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to the indenture; provided that if the preferred stock is not then permitted to be repurchased, the amount of Indebtedness shall be the greater of the liquidation preference and the book value of the preferred stock.

In addition, the term “Indebtedness” includes, without duplication:

(A) obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person’s obligation or indebtedness or the Fair Market Value of such asset; and

(B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Key and its Affiliates; provided, that providing accounting, appraisal or investment banking services to Key or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of Key or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB—(or the equivalent) by S&P.

“Investment Grade Rating Event” means the first day on which the notes are assigned an Investment Grade Rating by a Rating Agency and no Default or Event of Default has occurred and is continuing.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Key or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Key such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Key, Key, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Issue Date” means the first date on which the private notes are issued, authenticated and delivered under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to any Sale/Leaseback Transaction); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary, unusual or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by Key or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers’ fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and (v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness:

(1) as to which neither Key nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) the incurrence of which will not result in any recourse against any of the assets of Key or its Restricted Subsidiaries; and

(3) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Key or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligations” means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Key or its Restricted Subsidiaries (whether or not a claim for post-filing interest is allowed in such proceeding)), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of Key or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged or consolidated with or into Key or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated with or into Key or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) Key would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” (b) the Fixed Charge Coverage Ratio for Key would be greater than the Fixed Charge Coverage Ratio for Key immediately prior to such transaction, or (c) the Consolidated Net Worth of Key would be greater than the Consolidated Net Worth of Key immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such transaction.

“Permitted Business” means, with respect to Key and its Restricted Subsidiaries:

(1) any business engaged in by Key or any of its Restricted Subsidiaries on the date of the indenture; and

(2) any business that is a reasonable extension, development or expansion of, or reasonably related to, any of the businesses referred to in clause (1) or to the oil and gas industry.

“Permitted Investments” means:

(1) any Investment in Key or in a Restricted Subsidiary of Key;

(2) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;

(3) any Investment by Key or any Restricted Subsidiary of Key in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Key; or

(b) such Person is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to, or is liquidated into, Key or a Restricted Subsidiary of Key;

(4) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:

(a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(b) a disposition of assets that does not constitute an Asset Sale;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Key;

(6) any Investment received in settlement of debts, claims or disputes owed to Key or any Restricted Subsidiary of Key that arose out of transactions in the ordinary course of business;

(7) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;

(8) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;

(9) advances and loans to employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of Key in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20 million;

(10) other Investments by Key or any Restricted Subsidiary of Key in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not to exceed the greater of (i) $25 million and (ii) 2% of Consolidated Tangible Assets;

(11) Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of Key permitted under clauses (5) and (10) of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(12) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging commodity, currency or interest rate risk in connection with the conduct of the business of Key and its Subsidiaries and not for speculative purposes;

(13) Investments in the form of, or pursuant to, joint ventures, partnership agreements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (1) and (2) of the definition of “Permitted Business,” excluding, however, investments in publicly traded Persons;

(14) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker’s compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and

(15) Investments pursuant to agreements and obligations of Key and any Restricted Subsidiary in effect on the date of the indenture and any renewals or replacements thereof on terms and conditions not materially less favorable to Key or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced.

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred under the Credit Facilities pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(2) Liens other than Liens permitted by clause (1) of this definition of “Permitted Liens” granted in favor of Key or the Guarantors;

(3) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;

(4) Liens existing on the date of the indenture;

(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(6) Liens existing upon the occurrence of an Investment Grade Rating Event;

(7) carriers’, warehousemen’s, mechanics’, materialmen’s, repairman’s or other like Liens arising in the ordinary course of business;

(8) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(9) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(10) any interest or title of a lessor under any Capital Lease entered into by Key or any of its Subsidiaries in the ordinary course of its business and covering only the property or assets so leased;

(11) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Key or any of its Subsidiaries on deposit with or in possession of such bank;

(12) Liens to secure Hedging Obligations of Key and its Restricted Subsidiaries, in each case incurred in the ordinary course of business and not for speculative purposes;

(13) Liens on property or assets of a Person existing at the time (a) such Person is merged with or into or consolidated with Key or any Restricted Subsidiary, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by Key or a Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger, consolidation or other acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with Key or the Restricted Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property or assets in the case of such other acquisition in the case of clause (b) or (c);

(14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided that (a) the new Lien shall be limited to all or part of the same property or assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or assets or proceeds or distributions thereof) and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15) Liens upon specific items of inventory, accounts receivables or other goods and proceeds of Key or any Restricted Subsidiary securing such Person’s obligations in respect of banker’s acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds and, if incurred prior to an Investment Grade Rating Event, permitted by the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(16) any Lien resulting from the deposit of money or other Cash Equivalents or other evidence of indebtedness in trust for the purpose of defeasing Indebtedness of Key or any Restricted Subsidiary;

(17) any Liens securing industrial development, pollution control or similar bonds; and

(18) Liens incurred in the ordinary course of business of Key or any Restricted Subsidiary of Key with respect to Indebtedness that does not exceed in principal amount (or accreted value, as applicable) the greater of (a) $20 million at any one time outstanding and (b) 1.5% of Consolidated Tangible Assets determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds therefrom.

“Permitted Refinancing Indebtedness” means any Indebtedness of Key or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Key or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is not incurred by a Restricted Subsidiary of Key if Key is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” shall be subject to the refinancing provisions of the definition of “Credit Facilities” and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Quotation Agent” means the Reference Treasury Dealer selected by the trustee after consultation with Key.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available (other than as a result of voluntary action, or inaction, on the part of Key), a nationally recognized statistical rating agency or agencies, as the case may be, selected by Key (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Reference Treasury Dealer” means any nationally recognized investment banking firm selected by Key that is a primary dealer of Government Securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue with respect to the notes, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third business day immediately preceding the redemption date.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the date of the indenture, all Subsidiaries of Key shall be Restricted Subsidiaries of Key.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property or assets owned by Key or a Restricted Subsidiary on the date of the indenture or thereafter acquired by Key or a Restricted Subsidiary whereby Key or a Restricted Subsidiary transfers such property or assets to a Person (other than Key or a Restricted Subsidiary) and Key or a Restricted Subsidiary leases such property or assets from such Person.

“Senior Credit Facility” means that certain Credit Agreement, dated as of March 31, 2011, as amended, among the Company, as borrower, and the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and swing line lender, Bank of America, N.A., as syndication agent, and

Capital One, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, providing for a senior secured credit facility consisting of a revolving credit facility, letter of credit sub-facility and swing line facility of up to an aggregate principal amount of $550 million.

“Senior Indebtedness” means, with respect to any Person, (A) all Indebtedness of such Person, whether outstanding on the date of the indenture or thereafter created, incurred or assumed and (B) all other Obligations of such Person in respect of Indebtedness described in clause (A) above, unless, in the case of clauses (A) and (B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes or any Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to Key or any Affiliate of Key;

(2) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5) the portion of any Indebtedness which at the time of incurrence is incurred in violation of the indenture (except that Indebtedness under a Credit Facility will not fail to qualify as Senior Indebtedness pursuant to this clause (5) if it is incurred on the basis of an officers’ certificate certifying that its incurrence was permitted by the indenture); and

(6) any Capital Stock.

“Significant Subsidiary” means any Subsidiary of Key that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of Key (whether outstanding on the date of the indenture or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to the notes and any Indebtedness of a Guarantor (whether outstanding on the date of the indenture or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person; and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee of the notes by each of the Guarantors pursuant to the indenture.

“Unrestricted Subsidiary” means: (1) any Subsidiary of Key (including any newly acquired or newly formed Subsidiary of Key) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an officers’ certificate delivered to the trustee; and (2) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary.

The Board of Directors may designate any Subsidiary of Key to become an Unrestricted Subsidiary if it:

(1) has no Indebtedness other than Non-Recourse Indebtedness;

(2) is not party to any agreement, contract, arrangement or understanding with Key or any Restricted Subsidiary of Key unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Key or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Key;

(3) is a Person with respect to which neither Key nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Persons to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Key or any of its Restricted Subsidiaries;

(5) does not own any Capital Stock of, or own or hold any Lien on any property of, Key or any Restricted Subsidiary of Key; and

(6) would constitute an Investment which Key could make in compliance with the covenant under the caption “—Certain Covenants—Restricted Payments.”

Notwithstanding the preceding, if at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

REGISTRATION RIGHTS; SPECIAL INTEREST

We and the subsidiary guarantors have entered into a registration rights agreement with the initial purchasers with respect to the private notes on the original issue date of such notes, pursuant to which we and the subsidiary guarantors will agree, at our cost to:

•

file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered exchange offer (the “Registered Exchange Offer”) to exchange the private notes for notes guaranteed by the subsidiary guarantors having terms identical in all material respects to the private notes (except that the exchange notes will not contain terms with respect to transfer restrictions or Additional Interest (as defined below));

•	use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof with the SEC; and

•	use our best efforts to consummate the Exchange Offer within 365 days after the closing of this offering.

Upon the effectiveness of the Exchange Offer Registration Statement, we will offer the exchange notes in exchange for surrender of the private notes. We will keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders. For each private note tendered to us pursuant to the Registered Exchange Offer, the holder of such private note will receive an exchange note having a principal amount equal to that of the tendered private note. Under existing SEC interpretations, the exchange notes and the related guarantees will be freely transferable by holders thereof, other than affiliates of us, after the Registered Exchange Offer without further registration under the Securities Act.

Each holder of private notes that wishes to exchange its private notes for exchange notes will be required to represent that, among other things:

•

it is not an “affiliate” of us or any subsidiary guarantor, as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and

•

it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act, and

•	any exchange notes to be received by it will be acquired in the ordinary course of its business.

A broker-dealer (a “Participating Broker-Dealer”) that will receive exchange notes for its own account in exchange for private notes acquired as a result of market-making or other trading activities, must deliver a prospectus in connection with any resale of such exchange notes. Under existing SEC interpretations, Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the registration rights agreement, if requested by a Participating Broker-Dealer, we and the subsidiary guarantors are required to use our best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of not longer than 180 days after the date on which such statement is declared effective to satisfy our prospectus delivery requirements.

In the event that:

•

we determine in good faith after consultation with counsel that applicable law or interpretations of the staff of the SEC do not permit us and the subsidiary guarantors to effect such a Registered Exchange Offer,

•	for any other reason the Registered Exchange Offer is not consummated within 365 days of the issuance of the private notes, or

•

with respect to any holder that notifies us in writing within 20 business days following the consummation of the Registered Exchange Offer, such holder (1) is prohibited by applicable law or SEC policy from participating in the Registered Exchange Offer, (2) may not resell the exchange notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder, or (3) is a broker-dealer and holds private notes acquired directly from us or one of their affiliates;

then we and the subsidiary guarantors will, at our cost, use our commercially best efforts to (a) file within the time periods specified in the registration rights agreement a registration statement (the “Shelf Registration Statement”) covering resales of the private notes or the exchange notes, as the case may be, from time to time, (b) cause the Shelf Registration Statement to be declared effective under the Securities Act within the time periods specified in the registration rights agreement and (c) keep the Shelf Registration Statement effective for two years or such shorter period ending when all private notes and/or exchange notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement.

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for which such Shelf Registration Statement was filed copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the private notes or the exchange notes, as the case may be. A holder selling private notes or exchange notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations). In addition, each holder of the private notes or exchange notes to be registered under the Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement within the time period set forth in the registration rights agreement in order to have such holder’s private notes or exchange notes included in the Shelf Registration Statement and to benefit from the provisions regarding Liquidated Damages set forth in the following paragraph.

If:

•	the Exchange Offer Registration Statement has not been filed within 365 days of the issuance of the private notes;

•	the Shelf Registration Statement required by the registration rights agreement is not filed with the SEC on or prior to the date specified for such filing; or

•	any registration statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose each such event referred to in the clauses above, a “Registration Default”), special interest (“Special Interest”) will accrue on the affected private notes and the exchange notes required to be registered on a Shelf Registration Statement, as applicable. The rate of Special Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.0% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured.

Notwithstanding the foregoing, (1) the amount of Special Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a holder of private notes or exchange notes that is not entitled to the benefits of the Shelf Registration Statement (e.g., such holder has not elected to include information) shall not be entitled to Special Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. Such interest is payable in addition to any other interest payable from time to time with respect to the private notes and the exchange notes in cash on each interest payment date to the holders of record for such interest payment date.

Under certain circumstances we and the subsidiary guarantors may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration. Any delay period will not alter our obligations to pay Special Interest with respect to a Registration Default. The registration rights agreement may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding private notes, subject to certain exceptions specified in the registration rights agreement.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement a copy of which we will make available to holders of private notes upon request.

PLAN OF DISTRIBUTION

We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any exchange notes received in exchange for private notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed that for a period of up to one year after the registration statement is declared effective, we will use our commercially reasonable best efforts to keep the registration statement effective and will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale.

The exchange notes may be sold from time to time:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer in exchange for private notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on these resales of exchange notes and any commissions or concessions received by any person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the private notes, including any broker-dealers, and certain parties related to these holders, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of private notes for exchange notes should not be treated as a taxable transaction for United States federal income tax purposes because the terms of the exchange notes should not be considered to differ materially in kind or in extent from the terms of the private notes. Rather, the exchange notes received by a holder of private notes should be treated as a continuation of such holder’s investment in the private notes. As a result, there should be no material United States federal income tax consequences to holders exchanging private notes for exchange notes. This conclusion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and relevant authorities, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed above.

TO ENSURE COMPLIANCE WITH U.S. TREASURY CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT THE DISCUSSION HEREIN IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. THE DISCUSSION WAS WRITTEN ON THE UNDERSTANDING THAT IT MAY BE USED IN PROMOTING, MARKETING, AND RECOMMENDING (WITHIN THE MEANING OF CIRCULAR 230) THE TRANSACTIONS DISCUSSED HEREIN. THE DISCUSSION WAS NOT WRITTEN, AND IS NOT INTENDED, TO BE USED BY ANY PERSON, AND CANNOT BE USED BY ANY PERSON, FOR PURPOSES OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT AN INDEPENDENT TAX ADVISOR AS TO THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES BASED ON THE INVESTOR’S PARTICULAR CIRCUMSTANCES.

If you are considering an exchange of your private notes for the exchange notes, you should consult your own tax advisor(s) concerning the tax consequences arising under state, local, or foreign laws of such an exchange.

VALIDITY OF THE EXCHANGE NOTES

The validity of the exchange notes and the guarantees thereof will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Certain legal matters relating to Maryland law will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

Until                     , 2013, all dealers that effect transactions in the exchange notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

$200,000,000

Key Energy Services, Inc.

PROSPECTUS

Offer to Exchange

6.750% senior notes due 2021

which have been registered under

the Securities Act of 1933

for

all outstanding unregistered

6.750% senior notes due 2021

issued on March 8, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Maryland Corporation

Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or (iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable on the basis that personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. Unless limited by a company’s charter, a director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

Article Seventh of the Company’s Articles of Restatement, or Charter, provides that the Company shall indemnify (i) its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Company’s By-laws and be permitted by law. The foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

We have director and officer liability insurance policies that provide coverage against certain liabilities.

Texas Limited Liability Company Guarantor

Key Energy Services, LLC is organized under the laws of the State of Texas. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may (i) indemnify a member, manager, officer or assignee of a membership interest in the company, (ii) pay in advance or reimburse expenses incurred by such persons, and (iii) purchase and maintain liability insurance for such persons.

The limited liability company agreement of Key Energy Services, LLC provides that the member and the managers will not be liable for the debts, obligations or liabilities of Key Energy Services, LLC, including any debt, obligations or liability under a judgment, decree or order of a court, solely by reason of being a member or manager of Key Energy Services, LLC. Furthermore, the managers of Key Energy Services, LLC will not be liable to any other member of Key Energy Services, LLC or other person or entity who may become a party to or bound by the limited liability company agreement of Key Energy Services, LLC in connection with the agreement or the business and affairs of Key Energy Services, LLC or for breach of any duties (including fiduciary duties) arising under the agreement or in connection with the agreement, except for any losses, claims, damages or liabilities primarily attributable to the managers’ willful misconduct, bad faith, recklessness or gross negligence, as finally determined by a court of competent jurisdiction, or as otherwise required by law.

The limited liability company agreement also provides that the company’s members, managers, directors, officers, partners, venturers, proprietors, trustees, employees, administrators, agents or similarly situated persons or entities will be indemnified by the company to the fullest extent authorized or permitted by applicable law against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorney’s fees and other expenses actually incurred by the person in connection with the proceeding, and this right to indemnification will continue for a person who has ceased to be a member, manager, director, partner, venturer, proprietor, trustee, employee, administrator, agent or similarly situated person and will inure to the benefit of his or her heirs, executors and administrators. However, the company will not be obligated to indemnify a person for any expenses described in the previous sentence if a court of competent jurisdiction, in a judgment that has become final and non-appealable, has determined that the acts or omissions of the person constituted willful misconduct, bad faith, recklessness or gross negligence.

Furthermore, the certificate of formation of the company provides that the company will indemnify the sole member, officers, employees and agents of the company to the same extent that a corporation is permitted to indemnify its directors, employees and agents under the Texas Business Organizations Code, as amended or supplemented, as well as to the same extent that indemnification is required under the Texas Business Organizations Code for directors, employees and agents of corporations. This indemnification will not be deemed exclusive of other rights to which indemnified persons may be entitled under any regulations, agreements, vote of the sole member, or otherwise, and will inure to the benefit of heirs, executors and administrators of the indemnified persons. Furthermore, the company will have the power to enter into agreements providing for indemnification by the company of the sole member, former officers, employees and agents or any other person of or who served any predecessor corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters. The sole member of the company may purchase, on behalf of the company, the liability, indemnification and other similar insurance as the sole member, in its sole discretion, determines is necessary or appropriate from time to time.

Delaware Limited Liability Company Guarantors

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Key Energy Services (Mexico), LLC, Misr Key Energy Investments, LLC and Misr Key Energy Services, LLC all provide that the respective companies will indemnify and hold harmless each of the officers for any claims, damages, losses or liability arising from or relating to any act or omission in connection with the officer’s appointment or performance of his or her duties under the respective agreements, except to the extent that any claim, damage, loss or liability is occasioned by the gross negligence, willful misconduct or fraudulent conduct of the officer.

The certificate of formation of Key Energy Services (Mexico), LLC provides that each person who at any time is or was a manager or member of the company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director of officer of the company, or is or was a director of the company serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another domestic or foreign limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise will be indemnified by the company to the fullest extent authorized by the Texas Business Organizations Code or any other applicable law as may from time to time be in effect (but, in the case of an amendment or enactment, only to the extent that the amendment or law permits the company to provide broader indemnification rights than the law in effect prior to the amendment or enactment permitted the company to provide) against judgments, penalties (including excise or similar taxes), fines, settlements and reasonable expenses (including court costs and fees) actually incurred by the person in connection with the proceeding.

The limited liability company agreement of Key Energy Mexico, LLC provides that, except as required by the Delaware Limited Liability Company Act, the sole member will not be liable for the debts, obligations or liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member of the company. The limited liability company agreement further provides that the member will not be liable to the company or to any other member of the company or other person or entity who may become a party to or bound by the agreement for any breach of the agreement or of any duties (including fiduciary duties) arising under or in connection with the agreement or the company other than for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. The limited liability company agreement further provides that, to the fullest extent permitted by applicable law, the company will (a) indemnify and hold harmless any person or entity and that person’s or entity’s executors, administrators, heirs, legal representatives, successors and assigns who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or entity is or was a member, manager, officer, authorized person, employee or agent of the company or is or was serving at the request of the company as member, manager, director, officer, authorized person, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against all expenses, attorney’s fees, court costs, judgments, fines, amounts paid in settlement and other losses incurred or suffered by the person or entity in connection with the action, suit or proceeding and (b) advance expenses incurred by the person or entity in defending or otherwise participating in the action, suit or proceeding in advance of its final disposition to the fullest extent permitted by applicable law upon receipt of an undertaking by the person or entity to repay the amounts advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the person or entity is not entitled to be indemnified by the company for the expenses.

Item 21.	Exhibits and Financial Statement Schedules

(a) The Exhibit Index, which follows the signature pages to this registration statement and is incorporated by reference herein, sets forth a list of exhibits to this report.

(b) Financial Statement Schedules are omitted because they are either not required, are not applicable or because equivalent information has been incorporated herein by reference or included in the financial statements, the notes thereto or elsewhere herein.

(c) There are no reports, opinions or appraisals included herein.

Item 22.	Undertakings

1.	(a) Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2013.

KEY ENERGY SERVICES, INC.

By:	/s/ Richard J. Alario
Name: Richard J. Alario
Title: Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 17, 2013.

Signature	Title

* Richard J. Alario	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

* T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark A. Cox	Vice President and Controller (Principal Accounting Officer)

* Lynn R. Coleman	Director

* Kevin P. Collins	Director

* William D. Fertig	Director

* W. Phillip Marcum	Director

* Ralph S. Michael, III	Director

* William F. Owens	Director

* Robert K. Reeves	Director

* J. Robinson West	Director

* Arlene M. Yocum	Director

*By:	/s/ Kimberly R. Frye
Kimberly R. Frye, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2013.

KEY ENERGY SERVICES, LLC

By:	/s/ Newton W. Wilson III
Name: Newton W. Wilson III
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 17, 2013.

Signature	Title

* Newton W. Wilson III	President (Principal Executive Officer)

* T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark A. Cox	Vice President and Controller (Principal Accounting Officer)

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Manager

*By:	/s/ Kimberly R. Frye
Kimberly R. Frye, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2013.

KEY ENERGY SERVICES (MEXICO), LLC

By:	/s/ Newton W. Wilson III
Name: Newton W. Wilson III
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 17, 2013.

Signature	Title

* Newton W. Wilson III	President (Principal Executive Officer)

* T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark A. Cox	Vice President and Controller (Principal Accounting Officer)

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Manager

*By:	/s/ Kimberly R. Frye
Kimberly R. Frye, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2013.

MISR KEY ENERGY INVESTMENTS, LLC

By:	/s/ Newton W. Wilson III
Name: Newton W. Wilson III
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 17, 2013.

Signature	Title

* Newton W. Wilson III	President (Principal Executive Officer)

* T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark A. Cox	Vice President and Controller (Principal Accounting Officer)

/s/ Kimberly R. Frye Kimberly R. Frye	Senior Vice President, General Counsel and Secretary of Key Energy Services, Inc., the sole member of Misr Key Energy Investments, LLC

*By:	/s/ Kimberly R. Frye
Kimberly R. Frye, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2013.

MISR KEY ENERGY SERVICES, LLC

By:	/s/ Newton W. Wilson III
Name: Newton W. Wilson III
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 17, 2013.

Signature	Title

* Newton W. Wilson III	President (Principal Executive Officer)

* T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark A. Cox	Vice President and Controller (Principal Accounting Officer)

/s/ Kimberly R. Frye Kimberly R. Frye	Senior Vice President, General Counsel and Secretary of Key Energy Services, Inc., the sole member of Misr Key Energy Services, LLC

*By:	/s/ Kimberly R. Frye
Kimberly R. Frye, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2013.

KEY ENERGY MEXICO, LLC

By:	/s/ Newton W. Wilson III
Name: Newton W. Wilson III
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 17, 2013.

Signature	Title

* Newton W. Wilson III	President (Principal Executive Officer)

* T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark A. Cox	Vice President and Controller (Principal Accounting Officer)

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Manager

*By:	/s/ Kimberly R. Frye
Kimberly R. Frye, as Attorney-in-Fact

EXHIBIT INDEX

Number	Description

3.1	Articles of Restatement of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 001-08038.)

3.2	Unanimous consent of the Board of Directors of Key Energy Services, Inc., dated January 11, 2000, limiting the designation of the additional authorized shares to common stock. (Incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 001-08038.)

3.3	Fifth Amended and Restated By-laws of Key Energy Services, Inc. as amended through July 19, 2012. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 20, 2012, File No. 001-08038.)

4.1	Indenture, dated as of March 4, 2011, among Key Energy Services, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 4, 2011, File No. 001-08038.)

4.2	First Supplemental Indenture, dated as of March 4, 2011, among Key Energy Services, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on March 4, 2011, File No. 001-08038.)

4.3	Form of global note for 6.750% Senior Notes due 2021. (Incorporated by reference from Exhibit A to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on March 4, 2011, File No. 001-08038.)

4.4	Amended First Supplemental Indenture, dated as of March 8, 2012, by and among Key Energy Services, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed March 9, 2012, File No. 001-08038.)

4.5	Registration Rights Agreement, dated as of March 8, 2012, by and among Key Energy Services, Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein. (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed March 9, 2012, File No. 001-08038.)

4.6	Form of global note for 6.750% Senior Notes due 2021. (Incorporated by reference from Exhibit A to Rule 144A/Regulation S Appendix to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed March 9, 2012, File No. 001-08038.)

5.1†	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.2*	Opinion of Bracewell & Giuliani LLP.

12.1†	Statement of computation of ratios of earnings to fixed charges.

23.1†	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2*	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.2).

23.3†	Consent of Grant Thornton LLP.

24.1†	Power of attorney (included on the signature pages of this registration statement).

25.1†	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4†	Form of Broker’s Letter to Clients.

*	Filed herewith
†	Previously filed